Exhibit 10.98
          Lease Agreement for Store-Ontario Mills (Toys International)








                                      LEASE


                  TOYS INTERNATIONAL, a California corporation
                       -----------------------------------
                                     Tenant


                                     TOY CO.
                      ------------------------------------
                                   Trade Name


                  PLAY CO. TOYS AND ENTERTAINMENT CORPORATION,
                             a Delaware corporation
                      ------------------------------------
                                    Guarantor




                                  Ontario Mills

                                TABLE OF CONTENTS

                                                                                                               Page

ARTICLE I.........................................................................................................4
         GRANT AND TERM...........................................................................................4
                  Section 1.1  Leased Premises....................................................................4
                  Section 1.2  Term...............................................................................5
                  Section 1.3  Opening............................................................................6
                  Section 1.4  Late Opening.......................................................................6

ARTICLE II........................................................................................................6
         RENT AND DEPOSIT.........................................................................................6
                  Section 2.1.  Minimum Rent......................................................................6
                  Section 2.2.  Percentage Rent...................................................................7
                  Section 2.3.  Payments By Tenant................................................................9
                  Section 2.4.  Security Deposit..................................................................9
                  Section 2.5.  Late Charge.......................................................................9

ARTICLE III......................................................................................................10
         PREPARATION OF LEASED PREMISES..........................................................................10
                  Section 3.1.  Landlord's Work..................................................................10
                  Section 3.2.  Delivery of Possession...........................................................10
                  Section 3.3.  Tenant's Work....................................................................10
                  Section 3.4.  Alterations by Tenant............................................................12
                  Section 3.5.  Removal by Tenant................................................................12

ARTICLE IV.......................................................................................................12
         CONDUCT OF BUSINESS.....................................................................................12
                  Section 4.1.  Use and Trade Name...............................................................12
                  Section 4.2.  Operation of Business............................................................13
                  Section 4.3.  Sign.............................................................................13
                  Section 4.4.  Tenant's Warranties..............................................................13
                  Section 4.5.  Storage and Office Space.........................................................14
                  Section 4.6.  Care of Premises.................................................................14
                  Section 4.7.  Notice by Tenant.................................................................14
                  Section 4.8.  Radius...........................................................................14

ARTICLE V........................................................................................................15
         COMMON AREA.............................................................................................15
                  Section 5.1.  Use of Common Area...............................................................15
                  Section 5.2.  Common Area Maintenance Expenses.................................................16

ARTICLE VI.......................................................................................................17
         REPAIRS AND MAINTENANCE.................................................................................17
                  Section 6.1.  Repairs and Maintenance by Landlord..............................................17
                  Section 6.2.  Repairs and Maintenance by Tenant................................................17

ARTICLE VII......................................................................................................18
         TAXES    ...............................................................................................18
                  Section 7.1.  Tax Liability....................................................................18
                  Section 7.2.  Method of Payment................................................................19

ARTICLE VIII.....................................................................................................19
         INSURANCE, INDEMNITY AND LIABILITY......................................................................19
                  Section 8.1.  Landlord's Insurance Obligations.................................................19
                  Section 8.2.  Tenant's Insurance Obligations...................................................20
                  Section 8.3.  Mutual Covenant..................................................................21
                  Section 8.4.  Covenant to Hold Harmless........................................................21
                  Section 8.5.  Loss and Damage..................................................................22


ARTICLE IX.......................................................................................................22
         DESTRUCTION OF LEASED PREMISES..........................................................................22
                  Section 9.1.  Continuance of Lease.............................................................22
                  Section 9.2.  Reconstruction...................................................................22

ARTICLE X........................................................................................................23
         CONDEMNATION............................................................................................23
                  Section 10.1.  Eminent Domain..................................................................23
                  Section 10.2.  Rent Apportionment..............................................................24
                  Section 10.3.  Temporary Taking................................................................24

ARTICLE XI.......................................................................................................24
         ASSIGNMENT, SUBLETTING AND ENCUMBERING LEASE............................................................24
                  Section 11.1.  No Assignment, Subletting or Encumbering of  Lease                              24
                  Section 11.2.  Assignment or Sublet............................................................26
                  Section 11.3.  Transfer of Landlord's Interest.................................................26

ARTICLE XII......................................................................................................26
         SUBORDINATION, ATTORNMENT, FINANCING AND ESTOPPEL CERTIFICATE                                           26
                  Section 12.1.  Subordination...................................................................26
                  Section 12.2.  Attornment......................................................................27
                  Section 12.3.  Financing.......................................................................27
                  Section 12.4.  Estoppel Certificate............................................................27
                  Section 12.5.  Remedies........................................................................27

ARTICLE XIII.....................................................................................................28
         ADVERTISING AND PROMOTION...............................................................................28
                  Section 13.1.  Promotion Fund..................................................................28
                  Section 13.2.  Promotion Fund Contribution.....................................................28
                  Section 13.3.  Advertisements..................................................................28
                  Section 13.4.  Network.........................................................................28

ARTICLE XIV......................................................................................................29
         DEFAULT AND REMEDIES....................................................................................29
                  Section 14.1.  Elements of Default.............................................................29
                  Section 14.2.  Landlord's Remedies [See Addendum]..............................................30
                  Section 14.3.  Bankruptcy......................................................................30
                  Section 14.4.  Additional Remedies and Waivers.................................................30
                  Section 14.5.  Landlord's Cure of Default......................................................30

ARTICLE XV.......................................................................................................31
         RIGHT OF ACCESS.........................................................................................31

ARTICLE XVI......................................................................................................31
         DELAYS   ...............................................................................................31

ARTICLE XVII.....................................................................................................31
         END OF TERM.............................................................................................31
                  Section 17.1.  Return of Leased Premises.......................................................31
                  Section 17.2.  Holding Over....................................................................32

ARTICLE XVIII....................................................................................................32
         COVENANT OF QUIET ENJOYMENT.............................................................................32

ARTICLE XIX......................................................................................................32
         UTILITIES...............................................................................................32
                  Section 19.1.  Utilities.......................................................................32
                  Section 19.2.  Electricity, Telephone and Gas..................................................33
                  Section 19.3.  Trash and Garbage Removal.......................................................33
                  Section 19.4.  Water and Sewer.................................................................33
                  Section 19.5.  Grease Interceptors.............................................................33

ARTICLE XX.......................................................................................................33
         MISCELLANEOUS...........................................................................................33
                  Section 20.1.   Entire Agreement...............................................................33
                  Section 20.2.   Notices........................................................................33

                  Section 20.3.   Governing Law..................................................................34
                  Section 20.4.   Successors.....................................................................34
                  Section 20.5.   Liability of Landlord..........................................................34
                  Section 20.6.   Brokers........................................................................34
                  Section 20.7.   Transfer by Landlord...........................................................34
                  Section 20.8.   No Partnership.................................................................34
                  Section 20.9.   Waiver of Counterclaims........................................................34
                  Section 20.10.  Waiver of Jury Trial...........................................................35
                  Section 20.11.  Severability...................................................................35
                  Section 20.12.  No Waiver......................................................................35
                  Section 20.13.  Consumer Price Index...........................................................35
                  Section 20.14.  Interest.......................................................................35
                  Section 20.15.  Excavation.....................................................................35
                  Section 20.16.  Rules and Regulations..........................................................35
                  Section 20.17.  Financial Statements...........................................................35
                  Section 20.18.  General Rules of Construction..................................................36
                  Section 20.19.  Recording......................................................................36
                  Section 20.20.  Effective Date.................................................................36
                  Section 20.21.  Headings.......................................................................36
                  Section 20.22.  Managing Agent.................................................................36

EXHIBITS:
                  Addendum
                  Exhibit A         Site Plan
                  Exhibit B         Measurement of Leased Premises
                  Exhibit C         Landlord's Work
                  Exhibit D         Tenant's Work
                  Exhibit E         Sign Criteria
                  Exhibit F         Commencement and Expiration Date Declaration
                  Exhibit H         Agreement of Non-Disturbance and Subordination
                  Exhibit H-1               Tenant Estoppel Certificate
                  Appendix


                              A Retail Development

         THIS LEASE dated as of this ____ day of ________________, 19___ (the "Lease") by and between ONTARIO MILLS LIMITED PARTNERSHIP, a Delaware limited partnership, the address of which is c/o The Mills Corporation, 1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209 (hereinafter referred to as
"Landlord") and TOYS INTERNATIONAL, a California corporation, the address of which is 550 Rancheros Drive, San Marcos, California 92069 (hereinafter referred to as "Tenant").


                                  R E C I T A L


         Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord, the Leased Premises, for the Term commencing on the Commencement Date, subject to the terms, covenants, conditions and provisions of this Lease. If the Commencement Date is not the first day of a month, Minimum Rent for the month in which the Commencement Date occurs shall be prorated to the end of the month and paid as the second monthly installment of Minimum Rent on the first day of the next month and, after the expiration of the number of years on the Term, the Term shall expire on the last day of the same month in which the Commencement Date of the Term occurred, it being the intention of the parties that the Term expire on the last day of a month. Neither this Lease nor the obligations of Tenant hereunder shall be affected by a postponement and Landlord shall not be subject to any liability for failure to make possession of the Leased Premises available on the Commencement Date. When the Commencement Date has been determined, Landlord and Tenant shall execute, acknowledge and deliver a written statement in recordable form specifying the Commencement and Expiration Dates of the Term and, if there shall have been any changes in the floor area of the Leased Premises, such statement shall reflect such change or changes. Said statement upon execution and delivery shall be deemed to be a part of this Lease.


                                   DATA SHEET

         The following references furnish data to be incorporated in the specified Sections of this Lease and shall be construed to incorporate all of the terms of the entire Section as stated in this Lease:

     (1) Section 1.1: Description of Leased Premises:

     Store number: 302, consisting of approximately 5,642 square feet of floor area as shown on Exhibits A and B attached hereto and made a part hereof.

     (2) Section 1.2: Term:

     Commencement Date:



     The earlier of (i) October 1, 1997, (ii) the date following the expiration of a seventy-five (75) day fixturing period ("Fixturing Period") following the Delivery of Possession Date (as defined in Section 3.2), or (iii) the date the Leased Premises is open for business to the public.

     Original Term: Approximately five (5) years plus that additional period necessary to extend the expiration date to the January 31st immediately following the expiration of five years.

     Option Period: Five (5) years, provided Tenant's Gross Sales for the twelve
(12) month period ending two hundred ten (210) days prior to the Expiration Date exceed $265.00 per square foot.

     (3) Section 2.1: Minimum Rent:

     Original Term:

     From the Commencement Date and continuing through the expiration of the Original Term, the sum of $112,840.00 annually ($20.00 psf), payable in equal consecutive monthly installments of $9,403.33 each.

         Option Period:

     Beginning with the first (1st) year and continuing through the expiration of the Option Period, the sum of $141,050.00 annually ($25.00 psf), payable in equal consecutive monthly installments of $11,754.17 each.

     (4) Section 2.2: Percentage Rent:

     Percentage Factor: 6%

     Sales Break Point for the Original Term:

     From the  Commencement  Date through the  expiration of the Original  Term:
$1,880,666.67.

     Sales Break Point for the Option Period:

     Beginning with the first (1st) year and continuing through the expiration of the Option Period: $2,350,833.33.


     (5) Section 2.4: Security Deposit: $17,372.66

     (6) Section 4.1: Permitted Use:

     Tenant shall use the Leased Premises for the use set forth below and for no other purpose:

     For the sale, at discount, of toys and toy related merchandise. In no event shall Tenant=s primary use be (i) stuffing or making stuffed bears or (ii) the sale of plush animals.

     Trade Name: Toy Co.

     (7) Section 13.2: Fund Contribution: $3.00 psf of floor area in the Leased Premises

     Grand Opening Fee (Initial Contribution): $8,000.00

     (8) Guarantor: Play Co. Toys and Entertainment Corporation, a Delaware corporation

     Address: 550 Rancheros Drive San Marcos, CA 92069

     (9) Grand Opening Date: N/A

     (10) Temporary Charges: $1.00 psf of floor area in the Leased Premises

     (11) Construction Chargebacks: NONE

                                    ARTICLE I

                                 GRANT AND TERM

         Section 1.1 Leased Premises. (a) Landlord, in consideration of the Rent (as defined in Section 2.3) to be paid and the covenants to be performed by Tenant, does hereby lease and demise to Tenant, and Tenant hereby rents and hires from Landlord for the Term herein set forth, the Leased Premises which are described as set forth in the Data Sheet attached hereto, in the retail development designated as Ontario Mills or by such other name as Landlord may from time to time hereafter designate (hereinafter "Retail Development"). The term "State" as used herein shall mean the State or Commonwealth of California. For all purposes in this Lease, a "Major Tenant" is any occupant of more than

20,000 square feet of floor area in the Retail Development. It is agreed that, wherever the term "Shopping Center" is used herein, it shall mean the Retail Development excluding the areas occupied by Major Tenants, except as otherwise specifically stated herein. Exhibit A sets forth the general layout of the Retail Development. Landlord does not warrant or represent that the Retail Development or the Leased Premises will be constructed exactly as shown thereon or that it will be completed by a specific date. Notwithstanding anything contained in this Lease to the contrary, Landlord shall have the right, at any time and from time to time, without notice to or consent of Tenant, and without in any manner diminishing Tenant's obligations under this Lease, to make alterations or additions to, and build additional stories on the building in which the Leased Premises are located and to build adjoining the same, to construct other buildings and improvements of any type in the Retail Development or the common areas, or any part thereof, including the right to locate and/or erect thereon permanent or temporary kiosks and structures, to enlarge the Retail Development, and to make alterations therein or additions thereto, to build additional stories on any building or buildings within the Retail Development, and to build adjoining thereto, to construct decks or elevated parking facilities and free standing buildings within the parking lot areas of the Retail Development, and to change the size, location, elevation and nature of any of the stores in the Retail Development or the common areas, or any part thereof. In the event Landlord elects to enlarge the Retail Development, or any part thereof, any additional area may be included by Landlord in the definition of the Retail Development for purposes of this Lease. Landlord shall also have the general right from time to time to include within and/or to exclude from the defined Shopping Center any existing or future areas and the floor area of the Shopping Center shall be accordingly adjusted. The premises leased to Tenant are herein referred to as the "Leased Premises". The approximate location of the Leased Premises is cross-hatched on the lease plan of the Retail Development attached hereto and made a part hereof as Exhibit A. This Lease of the Leased Premises is subject to all applicable building restrictions, planning and zoning ordinances, governmental rules and regulations, existing underlying leases, and all other encumbrances, covenants, restrictions, easements and agreements affecting the Retail Development and the terms and provisions of certain master declaration, reciprocal easement and operating agreements now or hereafter entered into by Landlord.

     Subject to the provisions of Section 5.1, Tenant shall enjoy a non-exclusive easement, right and privilege for Tenant and its customers, employees and invitees and the customers, employees and invitees of any assignee, sublessee, concessionaire or licensee of Tenant, to use the common areas of the Shopping Center, with Landlord and the other tenants and occupants of floor area within the Shopping Center and their respective customers, employees and invitees. Furthermore, Landlord agrees that any additions, alterations or modifications to the Shopping Center by Landlord shall not adversely affect access to, or visibility of the Leased Premises and, except as otherwise provided for herein, Tenant shall retain substantially the same relative position with respect to Major Tenants of the Shopping Center as of the Commencement Date.

         (b) After the Delivery of Possession Date (as defined in Section 3.2), Landlord reserves the right to relocate Tenant. Landlord shall provide Tenant with not less than thirty (30) days written notice of such relocation (the
"Relocation Period") during which Landlord shall offer to Tenant such alternative location(s) (with approximately the same floor area) as may be available. In the event the parties agree on a specific location, then this Lease shall be amended by substituting the new location for the present location and the square footage, Minimum Rent and Sales Break Point shall be proportionately adjusted based upon the change in the size of the Leased Premises. Landlord shall, at Landlord's cost and expense, complete the leasehold improvements to the new location in accordance with the working drawings originally approved by Landlord with respect to Tenant's Work in the original Leased Premises and Tenant shall relocate to the new location and, within fifteen (15) days after delivery of the new location to Tenant, open for business in the new location ("Relocation Date"). In the event Landlord and Tenant are unable to agree on an alternative location, this Lease shall terminate at the end of the said thirty (30) day period ("Termination Date"). In the event of such termination, Landlord shall pay to Tenant, within thirty (30) days following the Termination Date, a sum equal to the then unamortized cost of Tenant's leasehold improvements which have been paid for by Tenant, such amortization to be on a straight line basis over the Original Term, provided Tenant shall furnish to Landlord such backup information as Landlord may reasonably require. Tenant shall deliver possession of the Leased Premises to Landlord on or before the Termination Date and/or the Relocation Date in "as is" condition excepting the provisions of Sections 3.5 and 17.1. Tenant shall pay all charges which are due and owing or which shall accrue up to such Termination Date or Relocation Date (which charges shall be paid to Landlord within thirty
(30) days of such Termination Date or Relocation Date) and Tenant shall be released from any and all further obligations pursuant to this Lease accruing after such Termination Date or Relocation Date with respect to the vacated Leased Premises, except as otherwise provided in Articles V and VII; however, in the event of relocation, Tenant shall remain liable for all obligations accruing under this Lease after the Relocation Date.

         (c) The square footage of the Leased Premises (sometimes herein referred to as the gross leasable floor area or GLA) shall be measured as defined in Exhibit B. The actual square footage in the Leased Premises shall be determined by Landlord's architect. The certificate of Landlord's architect as to actual square footage shall be binding upon both parties hereto, and such determined square footage shall be used in all calculations based on square footage throughout this Lease. If the floor area determined in accordance with the preceding sentence varies from the square foot floor area originally set forth in the Data Sheet, the Minimum Rent set forth in Section 2.1 hereof shall be adjusted by multiplying the Minimum Rent by a fraction, the numerator of which is the square foot floor area determined by Landlord's architect and the denominator of which is the square foot floor area originally set forth in the Data Sheet, and Tenant shall be obligated to pay such Minimum Rent, as adjusted, from the Commencement Date, subject to further adjustments as provided in this Lease. Each monthly installment provided for in Section 2.1 shall be recomputed and shall be that dollar amount which results from dividing the adjusted Minimum Rent by twelve (12). Any and all references in this Lease to Minimum Rent (or the monthly installments thereof) shall be deemed to be references to the Minimum Rent as computed by application of this Section 1.1, subject, however, to the adjustments set forth elsewhere in this Lease. For purposes of this Lease, in determining the gross leasable floor area or the gross leased and occupied floor area of the Shopping Center, there shall be excluded therefrom project areas and offices, common areas and/or areas under Landlord's control (e.g., electrical/utility rooms, etc.). The exterior walls, roof, storefront and the area beneath the Leased Premises are not demised hereunder, and the use thereof, together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires, tunnels, sewers and structural elements leading through the Leased Premises in locations which will not materially interfere with Tenant's use thereof and serving other parts of the Retail Development are hereby reserved to Landlord. Landlord reserves an easement above Tenant's finished ceiling or light line to the roof for general access purposes and in connection with the exercise of Landlord's other rights under this Lease.

         Section 1.2 Term. The Term of this Lease shall be for a period commencing on the Commencement Date, and expiring at 11:59 p.m. local time on the final day of the month in which the Original Term or the Option Period, if exercised, expires or other specified date as set forth in the Data Sheet, unless sooner terminated in accordance with the provisions hereof (the "Expiration Date"). Unless otherwise specified in this Lease, the use of the word "Term" shall be deemed to include both the Original Term and the Option Period, if exercised. The term "full year" and "year" as used in this Lease shall mean consecutive periods of twelve (12) months each following the Commencement Date. For all purposes of this Lease, the term "Lease Year" shall have the following meaning: the first Lease Year shall be a period beginning with the Commencement Date and ending on the 31st day of December next following the Commencement Date, and after the first Lease Year, the term Lease Year shall mean a fiscal period of twelve (12) consecutive calendar months commencing on January 1 of each calendar year, except that the last Lease Year shall terminate on the Expiration Date or sooner termination of this Lease. Lease Years containing 365 days or more shall be referred to as "full Lease Years." If the Leased Premises are not delivered to Tenant on or before the expiration of thirty-six (36) months after the date of Landlord's execution of this Lease then either party may cancel and terminate this Lease upon sixty (60) days prior written notice to the other, in which event neither party shall have any further obligation or liability to the other; provided, however, that if Landlord has commenced construction of the Shopping Center, then Tenant shall not be permitted to terminate in the foregoing manner. Following the Commencement Date of this Lease, Landlord may submit to Tenant a Commencement and Expiration Date

Declaration in the form attached hereto as Exhibit F, specifying the information called for in said form, and Tenant shall execute such Declaration within thirty
(30) days following submission for purposes of certifying such information; provided, however, that the Declaration shall not be rendered ineffective by Tenant's failure to execute same.

     Provided Tenant is not in default hereof, Tenant shall have the option to extend the Term hereof (the "Option") for one (1) additional period of five (5) years (the "Option Period"). The Option shall be exercised, if at all, by written notice to Landlord ("Notice") at least one hundred eighty (180) days prior to the expiration of the Original Term. All terms and conditions of this Lease shall apply during the Option Period except the Minimum Rent and Sales Break Points shall be as scheduled in Sections 2.1 and 2.2 hereof. In the event that Tenant does not exercise the Option by the required date, then such Option shall become null and void and be of no further force or effect.


         If Tenant's Gross Sales during the twelve (12) month period ending two hundred ten (210) days prior to the Expiration Date do not exceed Two Hundred Sixty-Five and 00/100ths Dollars ($265.00) per square foot of floor area in the Leased Premises, then any Notice by Tenant of the Option shall be null and void and Tenant's Notice shall have no force or effect. Tenant shall furnish to Landlord, concurrently with its Notice, a statement certified by an authorized representative or financial officer of Tenant setting forth the amount of Tenant's Gross Sales for the said twelve (12) month period.


         Section 1.3 Opening. Tenant covenants and agrees to complete its construction within the Leased Premises in accordance with the provisions of this Lease, to satisfy the requirements for issuance of a certificate of acceptance pursuant to Exhibit D attached hereto and made a part hereof, and to open its store for business to the public not later than the Commencement Date.


         Section 1.4 Late Opening. Except for Delays as described in Article XVI and provided that Tenant has been given the seventy-five (75) day Fixturing Period, in the event Tenant shall fail to open its store for business to the public upon the Commencement Date, then in order to compensate Landlord for its loss, Tenant shall pay to Landlord as additional rent (as defined in Section 2.3) over and above the Minimum Rent and all other charges to be paid by Tenant to Landlord pursuant to this Lease, a sum in an amount equal to One Hundred and 00/100ths Dollars ($100.00) per day for the Commencement Date and each day after the Commencement Date that Tenant shall have failed to open its store for business. This remedy shall be in addition to any and all other remedies provided for in this Lease in the event of such failure to open. Such additional late opening rent shall be deemed to be in lieu of any Percentage Rent that might have been earned during the period of Tenant's failure to open.

                                   ARTICLE II

                                RENT AND DEPOSIT

     Section 2.1. Minimum Rent. During the entire Term of this Lease, Tenant shall pay annual minimum rental ("Minimum Rent") for the Leased Premises from the Commencement Date of this Lease in the amount set forth in the Data Sheet attached hereto, which sum shall be payable by Tenant in equal consecutive monthly installments in the sum set forth in the Data Sheet attached hereto, on or before the first day of each month, in advance. The Minimum Rent and each of the monthly installments called for hereunder shall be payable to Landlord, without demand, deduction, set-off or counter-claim. The first installment of Minimum Rent shall be paid by Tenant within ten (10) days of Tenant's receipt of Landlord's notice of the Delivery of Possession Date. If the Commencement Date occurs on other than the first day of a month, the second installment of Minimum Rent shall be prorated at a daily rate on the basis of a thirty (30) day month.

         Section 2.2. Percentage Rent. (a) During and for each Lease Year, Tenant shall pay annual percentage rent ("Percentage Rent") equal to the Percentage Factor (see Data Sheet) multiplied by all "Gross Sales" resulting from business conducted in, on or from the Leased Premises during such Lease Year in excess of the applicable Sales Break Point set forth in the Data Sheet. In any Lease Year where there is more than one applicable Sales Break Point, for purposes of computing annual Percentage Rent the following calculation shall be used: each Sales Break Point which was effective during any such Lease Year shall be multiplied by a fraction, the numerator of which is the number of days in the Lease Year that such Sales Break Point was effective and the denominator of which is the actual number of days in such Lease Year (herein the "Adjusted Break Point") and the sum of the Adjusted Break Points shall be the Sales Break Point for such Lease Year. "Gross Sales" is defined to mean the total amount of the actual sales price, whether for cash or otherwise, of all sales of merchandise or services arising out of or payable on account of (and all other receipts or amounts receivable whatsoever with respect to) all the business conducted in, on, or from the Leased Premises by or on account of Tenant or any sublessee, assignee or concessionaire of Tenant for cash or otherwise, including all orders for merchandise taken from or filled at or from the Leased Premises, including all deposits not refunded to customers. A "sale" shall be deemed to have been consummated for purposes of this Lease, and the entire amount of the sale price shall be included in Gross Sales, at such time as (i) the transaction is initially reflected in the books or records of Tenant, or any sublessee, assignee or concessionaire of Tenant, or (ii) Tenant or such other entity receives all or any portion of the sales price, or (iii) the applicable goods or services are delivered to the customer, whichever first occurs, irrespective of whether payment is made in installments, the sale is for cash or credit or otherwise, or all or any portion of the sales price has actually been paid at the time of inclusion in Gross Sales or at any other time. Tenant shall record at the time of each sale or transaction, in the presence of the customer, all receipts from such sale or other transaction, whether for cash, credit or otherwise, in a cash register or cash registers having a cumulative total, which shall be sealed in a manner approved by Landlord and which shall possess such other features as shall be required by Landlord. There shall be no deduction allowed for direct or indirect discounts, rebates, or other reductions on sales, unless generally offered to the public on a uniform basis. Tenant may deduct from Gross Sales discount sales to employees, bad debts when written off the books of Tenant and charges paid to credit card companies provided, however, that in the aggregate such deductions do not exceed three percent (3%) of Gross Sales in any Lease Year. Tenant may also exclude from Gross Sales any transfer of goods between Tenant's other stores and returns to shippers or manufacturers. The term "Gross Sales" shall exclude, however, proceeds from any sales tax, gross receipts tax or similar tax, by whatever name called which are separately stated and in addition to the purchase price, bona fide transfers of merchandise from the Leased Premises to any other stores or warehouses of Tenant, refunds given to customers for merchandise purchased at the Leased Premises and returned or exchanged, and sales of Tenant's fixtures and equipment not in the ordinary course of Tenant's business. The term "merchandise" as used in this Lease shall include food and beverages if Tenant is permitted to sell such items pursuant to
Section 4.1 hereof.


         (b) Tenant shall keep at the Leased Premises or at Tenant's executive offices within the continental United States a full and accurate set of books and records adequately showing the amount of Gross Sales in each Lease Year. The books and records to be kept by Tenant shall include, without limitation, (i) cash register tapes, including tapes from temporary registers; (ii) serially pre-numbered sales slips; (iii) detailed original records of any exclusions or deductions from Gross Sales; (iv) sales tax records; and (v) such other records, if any, which would normally be examined by an independent accountant pursuant to accepted auditing standards in performing an audit of Tenant's sales. Such books and records shall be kept in accordance with generally accepted accounting principles and practices and shall be retained by Tenant for a period of not less than two (2) years following the end of the Lease Year to which they have reference. When and as Landlord may reasonably require, Tenant shall also furnish to Landlord any and all statements, information, and copies of sales and income tax reports and returns which separately show financial data for the Leased Premises, and inventory records and other data evidencing Gross Sales. Within fifteen (15) days following the end of each calendar month of the Term hereof Tenant shall submit to Landlord an unaudited statement of Gross Sales for such calendar month. All Gross Sales statements to be supplied by Tenant to

Landlord shall be in such form and with such detail as Landlord shall deem necessary or desirable. Within ten (10) days following the end of the month in which Tenant's Gross Sales for the Lease Year to date exceed the Sales Break Point, and each month thereafter, Tenant shall pay to Landlord Percentage Rent and shall submit to Landlord a statement certified by Tenant setting forth the Gross Sales for each such period. Within forty-five (45) days after the close of each Lease Year, Tenant shall furnish to Landlord a statement certified by an authorized representative or financial officer of Tenant setting forth the amount of Gross Sales during such Lease Year and showing the amount of Percentage Rent required to be paid by Tenant for such Lease Year. The full amount of the Percentage Rent due shall be paid to Landlord no later than sixty
(60) days after the end of each Lease Year and any excess Percentage Rent paid shall be credited against Tenant's next due Percentage Rent payment, except for the final Lease Year of the Term for which any excess shall be refunded to Tenant. Landlord and/or Landlord's auditor shall have the right, at any time after ten (10) business days notice, to inspect and/or audit the records of Tenant relating to Gross Sales. If the Gross Sales exceed those reported, Tenant shall immediately pay any deficiency in Percentage Rent owing to Landlord. If Gross Sales vary from those reported by three percent (3%) or more, Tenant shall pay Landlord's cost of inspection and audit. If Gross Sales vary from those reported by (i) five percent (5%) or more in any one (1) Lease Year, or (ii) three percent (3%) or more for any two (2) Lease Years out of any five (5) Lease Years, then Landlord shall have the right, at its sole option, to terminate this Lease, with Tenant remaining liable for sums due and owing under this Lease for the balance of the Term. Tenant agrees that in the event Tenant shall fail to timely submit a Gross Sales statement as required by this Section 2.2(b), Tenant shall pay on demand a late fee of Fifty and 00/100ths Dollars ($50.00) per late statement, as additional rent.


         (c) In the event that Tenant shall fail to operate its business in the Leased Premises in the manner and on each day as required pursuant to Article IV hereof, then, for the purpose of computing the Percentage Rent for such Lease Year affected by Tenant's failure to operate, the Sales Break Point for such Lease Year shall be adjusted by multiplying the Sales Break Point otherwise applicable for such Lease Year by a fraction, the numerator of which shall be the actual number of days in such short Lease Year or the actual number of days in such Lease Year during which Tenant was open for business and operating in accordance with Article IV, and the denominator of which shall be "360".

         In the event that the first Lease Year is less than six (6) months in length, then the Percentage Rent covering such Lease Year shall be paid on Gross Sales in excess of the Sales Break Point computed on a pro rated basis for the period beginning on the Commencement Date of the Term and ending on the succeeding December 31st.


         (d) The parties hereto understand and agree that the Percentage Factor specified in subparagraph (a) above for the purpose of computing Percentage Rent has been determined based on Tenant's representation that it will sell at least fifty percent (50%) of merchandise from the Leased Premises at discount prices, namely prices that are at least twenty percent (20%) less than the prices charged by the majority of other retailers in the metropolitan area in which the Shopping Center is located who sell the same or substantially similar merchandise at full retail markup. Tenant hereby acknowledges that Tenant has represented to Landlord that it will operate its business in the Leased Premises as one of the following: (i) a factory direct outlet; or (ii) a discounter; or
(iii) an off-price operation, selling all its merchandise at discount prices (as herein defined), and that such representation was a material inducement for Landlord to enter into this Lease with Tenant on the rental terms herein contained, which rental provisions are predicated on the typically lower profit margins of such businesses, as compared to those selling at full retail markup. Accordingly, in the event Tenant fails to sell its merchandise at discount prices on a continuous basis, Landlord shall have the right, upon ten (10) days written notice to Tenant, to increase the Minimum Rent set forth in the Data Sheet and as may have been increased pursuant to other provisions of this Lease, by Two and 00/100ths Dollars ($2.00) per square foot of the gross leasable area of the Leased Premises. Within forty-five (45) days after the end of each Lease Year (together with the annual Gross Sales statement) Tenant shall provide reasonable information that Tenant has sold substantially all its merchandise at discount prices on a continuous basis. Landlord may, at its option, at any time and from time to time, obtain an independent study and review of the prices charged by Tenant and the prices charged by the majority of retailers in the metropolitan area in which the Shopping Center is located who sell the same or substantially similar merchandise as that sold in the Leased Premises (herein "Study"). If a Study reveals that Tenant is failing or failed to sell its merchandise at discount prices on a continuous basis, Tenant shall pay Landlord's cost and expense incurred for such Study.


         Section 2.3. Payments By Tenant. Throughout the Term of this Lease, Tenant shall pay to Landlord, without demands, deductions, set-offs or counterclaims, the Rent, which is hereby defined as the sum of the Minimum Rent, Percentage Rent and all additional rent, when and as the same shall be due and payable hereunder. Unless otherwise stated, all sums of money or charges of any kind or nature, in addition to Minimum Rent and Percentage Rent, payable by Tenant to Landlord pursuant to this Lease or the Exhibits attached hereto are defined as "additional rent" and are due thirty (30) days after the rendering of an invoice therefor, without any deductions, set-offs or counterclaims, and failure to pay such sums of money or charges shall carry the same consequences as Tenant's failure to pay Rent. All payments and charges required to be made by Tenant to Landlord hereunder shall be payable in United States funds, at the address indicated on page 1 of this Lease, unless otherwise specified by written notice from Landlord to Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account and no endorsement or statement on any check or other communication accompanying a check for payment of any amounts payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check in payment without prejudice to Landlord's right to recover the balance of any sums owed by Tenant hereunder or to pursue any other remedy available in this Lease, or under law, against Tenant.

         Section 2.4. Security Deposit. The amount set forth in the Data Sheet as a security deposit is payable by Tenant to Landlord upon Tenant's execution of this Lease, which sum shall be held by Landlord as security against any default by Tenant in the performance of the covenants, conditions and agreements of this Lease. The security deposit may, at Landlord's option, be applied by Landlord against any default in any of the terms, provisions or conditions of this Lease. Landlord shall not be obligated to keep such security deposit in a separate fund but may commingle the security deposit with its own funds. Landlord shall deliver the security deposit to Landlord=s lender or any other mortgage-in-possession in the event of a foreclosure or work-out. A mortgagee-in-possession of the Leased Premises, or any interest therein, through public or private foreclosure or the acceptance of a deed in lieu thereof, shall have no liability to Tenant for return of all or any portion of the security deposit, unless, and then only to the extent that, such mortgagee has acknowledged receipt of all or any portion of Tenant's security deposit. In the event Landlord applies the security deposit in whole or in part against a default by Tenant, Tenant shall, upon demand by Landlord, deposit sufficient funds to maintain the security deposit in the initial amount. The failure of Tenant to maintain the security deposit in the initial amount as stated shall constitute a failure to pay Rent and shall carry with it the consequences set forth under Article XIV hereof. Upon the expiration of the Term hereof, the security deposit, if not applied toward the payment of Rent in arrears or toward the payment of damages suffered by Landlord by reason of Tenant's breach of this Lease, is to be returned to Tenant without interest, except as provided by law, but in no event is such security deposit to be returned until Tenant has vacated the Leased Premises, delivered possession thereof to Landlord, and fully satisfied Tenant's obligations under this Lease. Notwithstanding the acceptance by Landlord of Tenant's security deposit, this Lease shall not be deemed effective until the Effective Date (as defined in Section 20.20).

         Section 2.5. Late Charge. In the event any Rent or sums required hereunder to be paid are not received on or before the tenth (10th) calendar day after the same are due, then, for each and every late payment, Tenant shall immediately pay, as additional rent, a late charge equal to the greater of (a) Fifty and 00/100ths Dollars ($50.00), (b) Ten and 00/100ths Dollars ($10.00) per day for each day after the date due that such payment has not been received by Landlord or (c) four percent (4%) per month of the total receivable balance of Tenant outstanding. In the event of Tenant's failure to pay the foregoing late charge, Landlord may deduct said charge from the Security Deposit set forth in
Section 2.4 hereof. The provisions herein for late charges shall not be construed to extend the date for payment of any sums required to be paid by Tenant hereunder or to relieve Tenant of its obligation to pay all such sums at the time or times herein stipulated. Notwithstanding the imposition of such late charges pursuant to this Section 2.5, Tenant shall be in default under this Lease if any or all payments required to be made by Tenant are not made on or before the time due and as stipulated in Article XIV, and neither the demand for, nor collection by, Landlord of such late charges shall be construed as a cure of such default on the part of Tenant. It is agreed that the said late charge is a fair and reasonable charge under the circumstances and shall not be construed as interest on a debt payment. In the event any charge imposed hereunder or under any other section of this Lease is either stated to be or construed as interest, then no such interest charge shall be calculated at a rate which is higher than the maximum rate which is allowed under the usury laws of the State, which maximum rate of interest shall be substituted for the rate in excess thereof, if any, computed pursuant to this Lease.


                                   ARTICLE III

                         PREPARATION OF LEASED PREMISES

         Section 3.1. Landlord's Work. Landlord shall construct the building wherein the Leased Premises are to be located and perform the work described in Exhibit C attached hereto and made a part hereof ("Landlord's Work") at Landlord's cost and expense, except as otherwise provided in Exhibit C. All work, in addition to the work described in Exhibit C, done by Landlord at Tenant's request shall be paid for by Tenant within thirty (30) days after the presentation to Tenant of a bill for such work. Acceptance of possession by Tenant shall be conclusive evidence that Landlord's Work has been fully performed in the manner required. Any items of Landlord's Work which are not completed as of delivery of possession shall be identified by Tenant on a punch list to be submitted to Landlord within thirty (30) days after the date of possession and Landlord shall thereafter complete the same. Any items of Landlord's Work which are not timely identified on such a punch list shall be deemed completed.

         Section 3.2. Delivery of Possession. (a) Landlord, or Landlord's supervising architect, shall give Tenant at least ten (10) days' prior written notice of the date on which Landlord's Work will be substantially completed in accordance with Exhibit C and the Leased Premises will be available for the performance of Tenant's Work (as defined in Section 3.3) to the extent that Tenant shall be able to perform its work in the Leased Premises without substantial interference resulting from the conduct of Landlord's Work ("Delivery of Possession Date") provided, however, that in the event the Shopping Center shall have initially opened for business prior to the Commencement Date of this Lease, then the foregoing notice requirement shall automatically be deemed to be reduced to a five (5) day notice requirement. Tenant covenants and agrees to take physical possession of the Leased Premises on the Delivery of Possession Date provided that Landlord's Work is "substantially complete." The Delivery of Possession Date shall be subsequently confirmed by Landlord, or Landlord's supervising architect, by written notice to Tenant. Failure of Landlord to deliver possession of the Leased Premises within the time and in the condition provided for in this Lease will not give rise to any claim for damages by Tenant against Landlord or permit Tenant to rescind or terminate this Lease.

         (b) Tenant may, provided Tenant shall not interfere with the conduct of Landlord's Work, and subject to Landlord's reasonable rules and regulations, enter the Leased Premises during normal working hours during the course of Landlord's Work for the purpose of inspecting the Leased Premises and making measurements. At such time prior to the Delivery of Possession Date that Landlord's Work has progressed sufficiently to permit Tenant to perform its work without interfering with Landlord's Work, Landlord may, but shall not be required to, notify Tenant of the same, and Tenant may then enter the Leased Premises in order to begin to install its store fixtures and perform such other work as may be required under the provisions of this Lease in order to ready the store for opening. Throughout the period of Tenant's Work, Tenant shall schedule its work so as not to interfere with any work being performed by Landlord or by any other tenant in the Shopping Center.

         Section 3.3. Tenant's Work. (a) Tenant agrees, prior to the commencement of the Term of this Lease, at Tenant's sole cost and expense, to diligently perform all work of whatever nature in accordance with Tenant's obligations set forth in Exhibit D ("Tenant's Work") and all other related work necessary to prepare for the opening to the public of Tenant's store in the Leased Premises in accordance with the provisions of this Lease. Tenant agrees to furnish to Landlord the Store Design Drawings and Working Drawings and Specifications with respect to the Leased Premises prepared in the manner and within the time periods required in Exhibit D. If such Store Design Drawings or Working Drawings and Specifications are not furnished by Tenant to Landlord within the required time period(s) in form to permit approval by Landlord, then the Fixturing Period (as described in the Data Sheet) shall be reduced by one
(1) day for each day of delay by Tenant in submitting said Store Design Drawings or Working Drawings and Specifications. Landlord shall exercise reasonable efforts to respond to such Store Design Drawings or Working Drawings and Specifications submitted by Tenant pursuant to this Lease within seven (7) business days following Landlord's receipt from Tenant. In the event of Landlord's failure to respond within such seven (7) business day period, the Fixturing Period as described in the Data Sheet shall be extended by one (1) day for each day of additional delay by Landlord.

No material deviations from the final Store Design Drawings or Working Drawings and Specifications, once approved by Landlord, shall be permitted unless necessary to comply with applicable governmental requirements. Landlord's approval of Tenant's Store Design Drawings and Working Drawing and Specifications shall not constitute the assumption of such items. Tenant's Work shall include the installation of fixtures and equipment and the stocking of the Leased Premises with suitable merchandise. Tenant covenants that all such fixtures and equipment visible to customers shall be new and otherwise acceptable to Landlord in appearance. In addition to conforming to the requirements specified in Exhibit D, all work performed by Tenant shall comply with such rules and regulations as Landlord and its representatives may make, provided that such rules and regulations are uniformly applied to all similarly situated Shopping Center tenants under construction. Unless Landlord otherwise directs in writing, Tenant shall not open the Leased Premises for business until all construction has been completed pursuant to the provisions of Exhibit D. It is further understood and agreed that: (i) Landlord shall have no responsibility or liability whatsoever for any loss of, or damage to, any fixtures, equipment, merchandise, or other property belonging to Tenant, installed or left in the Leased Premises except to the extent resulting from the negligence or intentional acts of Landlord, its agents or employees; and (ii) Tenant's entry upon and occupancy of the Leased Premises prior to the Commencement Date shall be governed by and subject to all the provisions, covenants and conditions of this Lease. Tenant shall obtain at its sole cost and immediately thereafter furnish to Landlord all certificates and approvals with respect to work done and installations made by Tenant that may be required for the issuance of a certificate of occupancy for the Leased Premises, so that such certificate of occupancy shall be issued and the Leased Premises shall be ready for the opening of Tenant's business on the Commencement Date. Upon the issuance of the certificate of occupancy, a copy thereof shall be immediately delivered to Landlord. Promptly upon the completion of its work, Tenant, at Tenant's cost, shall repair, clean and restore all portions of the Shopping Center affected by Tenant's Work to their prior condition.

         (b) The interest of Landlord in the Leased Premises and the Retail Development shall not be subject to liens for improvements made by or on behalf of Tenant. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject Landlord's estate in the Leased Premises or the Retail Development to any lien or liability under applicable law. In the event that any mechanic's, materialman's or other lien or any notices of claim, including without limitation, stop notices (herein "lien") is filed against the Leased Premises or Retail Development as a result of any work, labor, services or materials performed or furnished, or alleged to have been performed or furnished to or for Tenant or to or for anyone holding the Leased Premises through or under Tenant, Tenant, at its expense, shall cause the lien to be discharged or fully bonded to the satisfaction of Landlord within thirty (30) days after notice of the filing thereof. If Tenant fails to discharge or bond against said mechanic's, materialman's or other lien, Landlord may, in addition to any other remedies Landlord may have, but without obligation to do so, bond against or pay the lien without inquiring into the validity or merits of such lien and all sums so advanced, including reasonable attorney fees incurred by Landlord in defending against such lien, procuring the bond or in the discharge of such lien, shall be paid by Tenant on demand as additional rent. It shall be Tenant's continuing obligation to keep and maintain the Leased Premises and all other parts of the Retail Development free from any and all liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant in connection with the Leased Premises. In addition, Tenant shall replace any bonds posted by Landlord pursuant hereto with a suitable bond of equivalent amount within twenty (20) days after Landlord's demand therefor.

         (c) Upon the expiration of each five (5) year period of the Term of this Lease, Tenant shall, within thirty (30) days after direction from Landlord, submit drawings and specifications showing the work to be performed by Tenant to completely refurbish the interior portions of Leased Premises. Tenant shall not be required, pursuant to this Section 3.3(c), to reconstruct the Leased Premises. The work required of Tenant hereunder shall specifically include work with respect to the following items: wall covering, floor covering, ceiling, storefront sign and surfaces visible to customers. Tenant will cause such work to be performed not later than ninety (90) days following the date of Landlord's direction in accordance with drawings and specifications approved by Landlord specifying the refurbishing work to be done by Tenant. All such work shall be carried out in accordance with the provisions of this Lease, including the provisions of this Section 3.3 governing construction of the Leased Premises.

         Section 3.4. Alterations by Tenant. Tenant shall not make or cause to be made any alterations, repairs, additions or improvements in or to the Leased Premises (for example, but without limiting the generality of the foregoing, Tenant shall not install or cause to be installed any exterior signs or interior signs visible from the exterior except as permitted by Section 4.3 hereof, floor covering, interior or exterior lighting, plumbing fixtures, shades, canopies or awnings or make any changes to the storefront, mechanical, electrical or sprinkler systems) without the prior written consent thereto by Landlord. Tenant shall submit to Landlord plans and specifications for such work at the time consent is sought, in accordance with the criteria and procedures as provided in Exhibit D. In the event Landlord grants such consent, such alterations, repairs, additions or improvements shall be performed in good and workmanlike manner and in accordance with all applicable legal and insurance requirements and all drawings or specifications approved by Landlord, and in accordance with the provisions of this Lease, including the provisions of Section 3.3 governing construction of the Leased Premises. Any work performed by Tenant shall be subject to Landlord's inspection and approval after completion to determine whether the same complies with the requirements of this Lease. Prior to the commencement of any such work by Tenant, Tenant shall obtain the insurance required in Section 8.2. Tenant agrees that Landlord shall have the right, at no expense to Landlord, to require Tenant to furnish Landlord with payment and performance bonds guaranteeing the completion of any repairs, alterations, additions or improvements (structural or otherwise) required or permitted to be performed by Tenant under any provision of this Lease.

         Tenant may from time to time make non-structural alterations to the Leased Premises without Landlord's prior written approval, the aggregate total cost of which shall not exceed Ten Thousand and 00/100ths Dollars ($10,000.00) in any Lease Year; provided, however, that Tenant shall not be permitted to alter the sign or the storefront without the prior written consent of Landlord, and provided further that any such non-structural alterations shall not change the overall appearance of the Leased Premises as originally approved by Landlord.

         Section 3.5. Removal by Tenant. All repairs, alterations, decorations, additions and improvements made by Tenant shall be deemed to be attached to the leasehold and to have become the property of Landlord upon such attachment, and, upon the Expiration Date or sooner termination of this Lease, Tenant shall not remove any of such alterations, decorations, additions and improvements; provided that trade fixtures installed by Tenant may be removed if all Rent due herein are paid in full and Tenant is not otherwise in default hereunder; provided further, however, that Landlord may designate by written notice to Tenant those alterations, decorations, additions and improvements which shall be removed by Tenant at the Expiration Date or sooner termination of this Lease and Tenant shall, at Tenant's cost, promptly remove the same and repair any damage to the Leased Premises caused by such removal.

                                   ARTICLE IV

                               CONDUCT OF BUSINESS

         Section 4.1. Use and Trade Name. Tenant shall continuously use and occupy the Leased Premises during the Term solely for the purpose of conducting the business specifically set forth in the Data Sheet and for no other purpose or purposes. Throughout the Term hereof, Tenant shall (a) operate its business in the Leased Premises under the Trade Name specifically set forth in the Data Sheet and under no other so long as such name shall not be held to be in violation of any applicable law, (b) not change the advertised name or character of the business operated in the Leased Premises, (c) refer to the Shopping Center by name in designating the location of the Leased Premises in all newspaper and other advertising within the Shopping Center market area and in all other references to the location of the Leased Premises, and (d) during the period from the Delivery of Possession Date through sixty (60) days following the Commencement Date, include in all Tenant's newspaper advertising within the Shopping Center market area the designation that Tenant is opening for business in the Shopping Center. If any governmental license(s) or permit(s) shall be required for the proper and lawful conduct of Tenant's business or other activity carried on in the Leased Premises, or if a failure to procure such a license or permit might or would in any way, adversely affect Landlord or the Shopping Center, then Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license(s) or permit(s) and submit the same for inspection by Landlord. Tenant, at Tenant's expense, shall at all times, comply with the requirements of such license(s) or permit(s). Except as provided in
Section 1.3, Tenant shall open its store in the Leased Premises for business to the public on the Commencement Date, and shall thereafter diligently conduct its regular business operations in the Leased Premises as required by the terms of this Lease.

         Section 4.2. Operation of Business. Tenant shall open for business in the Leased Premises and remain open during the entire Term and continuously operate its business in the entire area of the Leased Premises during the entire Term. Tenant shall conduct its business at all times in a high class and reputable manner, maintaining at all times a full staff of employees and a complete stock of merchandise. Tenant shall install and maintain at all times a display of merchandise in the display windows (if any) of the Leased Premises and shall keep the Leased Premises well lighted during all hours that the Shopping Center is open to the public and during such other hours as may be reasonably designated by Landlord but in no event more than one (1) hour after the close of business. In no event shall Tenant conduct or advertise any auction, fire sale, going out of business sale, or bankruptcy sale in or about the Leased Premises without Landlord's prior written consent in each instance, which consent may be withheld by Landlord in its sole and absolute discretion. Tenant shall conduct its business in the Leased Premises in a lawful manner and in good faith during all days and hours specified by Landlord from time to time. Tenant shall not use or allow the Leased Premises to be used for any improper, immoral or objectionable purposes, as determined by Landlord, and Tenant shall not do any act tending to injure the reputation of the Shopping Center as determined by Landlord.

         Section 4.3. Sign. Tenant shall install and maintain one (1) sign affixed to the front of the Leased Premises, subject to the prior written approval of Landlord as to design and location and conforming to all applicable legal and insurance requirements. Tenant's sign shall conform to the specifications and requirements contained in Exhibit E attached hereto. Tenant shall keep its approved storefront sign lighted during all hours that the Shopping Center is open to the public and during such other hours as may be reasonably designated by Landlord but in no event more than one (1) hour after the close of business. Tenant shall pay for all costs in connection with such sign and shall be responsible for the cost of proper installation and removal thereof and any damage caused to the Leased Premises thereby. In the event Landlord deems it necessary to remove such sign, then Landlord shall have the right to do so, provided, however, that if the sign has received Landlord's
prior  written   approval  and  is  consistent  with  the   specifications   and
requirements of Exhibit E, Landlord shall replace said sign as soon as practicable. Except as mentioned above, Tenant shall not place or cause to be placed, erected or maintained on any exterior door, wall or window of the Leased Premises, or the glass of any window or door of the Leased Premises, or on any sidewalk or within any display window space in the Leased Premises, or within five (5) feet of the front of the storefront lease line or opening, or within any entrance to the Leased Premises or otherwise visible from the enclosed mall, any sign (flashing, moving, hanging, handwritten or otherwise), decal, placard, flashing, moving or hanging lights, lettering or any other advertising matter of any kind or description. No symbol, design, name, mark or insignia adopted by Landlord for the Retail Development shall be used without the prior written approval of Landlord. Any interior signs must be in good taste and prepared professionally (not hand-lettered) so as not to detract from the appearance of the Leased Premises or the Shopping Center. Any sign or display visible from the exterior of the Leased Premises which does not meet the above criteria may be removed at any time by Landlord without Landlord incurring any liability therefor, and without such removal constituting a breach of this Lease or entitling Tenant to claim damages on account thereof.

         Section 4.4. Tenant's Warranties. Tenant warrants, represents, covenants and agrees that, in the operation of its business within the Leased Premises, Tenant shall: (a) pay before delinquency any and all taxes, assessments and public charges levied, assessed or imposed upon Tenant's business, or upon Tenant's fixtures, furnishings or equipment in the Leased Premises, or upon any leasehold interest or personal property of any kind, owned by or placed in or about the Leased Premises by Tenant or by anyone claiming by, through or under Tenant, including, without limitation, any transfer taxes, and pay when and as due all license fees, permit fees and charges of a similar nature required for the conduct by Tenant or any subtenant or concessionaire of any business or undertaking authorized hereunder to be conducted in or from the Leased Premises; (b) observe all reasonable requirements promulgated by Landlord at any time and from time to time relating to delivery vehicles, the delivery of merchandise, and the storage and removal of trash and garbage; (c) not use any space outside the Leased Premises for sale, storage or any other undertaking;
(d) not use the plumbing facilities in the Leased Premises for any purpose other than that for which they were constructed, nor dispose of any foreign substances therein; (e) not use any advertising medium or sound devices inside or adjacent to the Leased Premises which produce or transmit sounds which are audible beyond the interior of the Leased Premises; (f) not permit any odor to emanate from the Leased Premises which is objected to by Landlord or by any tenant or occupant of the Retail Development (and, upon written notice from Landlord, Tenant shall immediately cease and desist from causing such odor, and Landlord may deem the failure by Tenant to do so, a material breach of this Lease); (g) keep the Leased Premises and any platform, loading dock or service area used by Tenant in a neat, clean, safe and sanitary condition; (h) promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all governmental authorities having jurisdiction, and observe and comply with all covenants and restrictions of record and all notices from Landlord's mortgagee, affecting or applicable to the Retail Development or affecting or applicable to the Leased Premises or the cleanliness, safety, occupancy and use of the same, whether or not any such law, ordinance, order, rule, regulation, covenant, restriction, or other requirement is substantial, or foreseen or unforeseen, or ordinary or extraordinary, or shall necessitate structural changes or improvements, shall interfere with the use or enjoyment of the Leased Premises, or shall be directed to or imposed upon Tenant or Landlord, and Tenant shall hold Landlord harmless from any and all cost or expense on account thereof (as used in this Lease, the term "legal requirements" shall include the requirements set forth in this subparagraph); (i) not use the parking areas or sidewalks, common areas or any space on or about the Retail Development (outside the Leased Premises) for display, sale, handbilling, advertising, solicitation, or any other similar undertaking; (j) maintain and operate the heating, ventilating and air conditioning system and equipment servicing the Leased Premises so as to adequately heat and cool the same and to maintain at all times, whether or not Tenant is open for business, temperatures in the Leased Premises which will not drain heat or ventilation or air conditioning from the enclosed mall or other interior areas into the Leased Premises and shall not discharge heat, ventilation or air conditioning from the Leased Premises into the enclosed mall or other interior areas; and (k) be authorized to do business in the State.

     Section 4.5. Storage and Office Space. Tenant shall store or stock in the Leased Premises only such goods, wares and merchandise as Tenant intends to offer for sale at, in, from, or upon the Leased Premises. This shall not preclude occasional emergency transfers of merchandise to the other stores of Tenant, if any, not located in the Shopping Center. Tenant shall use for office, clerical or other non-selling purposes only such space in the Leased Premises as is from time to time reasonably required for Tenant's business therein, and Tenant shall not perform any office or clerical function in the Leased Premises for any store located elsewhere.

         Section 4.6. Care of Premises. Tenant shall keep the Leased Premises (including the exterior and interior portions of all windows, doors and all other glass and signs) orderly, neat, safe and clean and free from rubbish or dirt at all times and shall store all trash and garbage only in the areas reasonably designated by Landlord for such storage and accumulation. Tenant shall not move any safe, heavy machinery, heavy equipment, or fixtures into or out of the Leased Premises without Landlord's prior written consent. Tenant agrees that it will not place a load on any floor exceeding the floor load per square foot which such floor was designed to carry, and will not install, operate or maintain in the Leased Premises any heavy equipment except in such manner as to achieve a proper distribution of weight.

     Section 4.7. Notice by Tenant. Tenant shall give immediate notice to Landlord in case of fire or accidents in the Leased Premises, or in the building of which the Leased Premises are a part of, or of defects therein or in any fixtures or equipment.


         Section 4.8. Radius. During the Term, in the event Tenant, or any person, firm or corporation who or which controls or is controlled by Tenant (an "Affiliate") shall directly or indirectly, either individually or as a partner or stockholder or otherwise, own, operate, or become financially interested in any business similar to or in competition with the business of Tenant described in Article IV ("competing business"), which business is conducted within the Area (as said term is herein defined), then the Gross Sales (as said term is defined in this Lease) of any such competing business within said Area shall be included in Tenant's Gross Sales made from the Leased Premises and the Percentage Rent hereunder shall be computed upon the aggregate of Tenant's Gross Sales made from the Leased Premises and made from each such competing business then conducted within said Area. Tenant shall be obligated to provide Landlord with full and complete Gross Sales information and reports with respect to any competing business within the Area in accordance with the requirements of
Article II of this Lease and Tenant shall be obligated to include the applicable portion of the Gross Sales of such competing business with the Gross Sales of the Leased Premises and to pay Percentage Rent thereon in accordance with the terms of this Lease. The "Area" shall be defined as the area falling within a radius of fifteen (15) miles, with reference to outlet stores only, measured from the outside boundary of the Retail Development. This Section 4.8 shall not apply to any competing business which is open and is being operated by Tenant within said Area on the Effective Date.

                                    ARTICLE V

                                   COMMON AREA

         Section 5.1. Use of Common Area. Landlord agrees to cause to be operated, managed and maintained during the Term all of the common areas of the Shopping Center. The term "common areas", as used in this Lease, shall mean the parking areas, pedestrian sidewalks and bridges, truckways, loading docks, delivery areas, park areas, pedestrian malls and courts, elevators and escalators, if any, and stairs not contained in leased areas, public restrooms and comfort stations, if any, service areas, fire, service and exit corridors, passageways, landscaped areas, berms and all other areas or improvements which may be provided for the convenience and use of the occupants and tenants of the Retail Development and their respective agents, employees, customers, invitees, and the licensees and invitees of Landlord. The use and occupancy by Tenant of the Leased Premises shall include the non-exclusive use, in common with all others to whom Landlord has or may hereafter grant rights to use the same (including, but not limited to, the owners, tenants and occupants of the Shopping Center), of the common areas and of such other facilities as may be designated by Landlord from time to time; subject, however, to rules and regulations for the use thereof which will be uniformly applicable to all Shopping Center tenants as prescribed from time to time by Landlord. In particular, Tenant and its employees shall park their cars only in the areas specifically designated from time to time by Landlord for that purpose. Tenant covenants that it will enforce the parking by its employees in such designated areas. Automobile license numbers of employees' cars shall be furnished by Tenant to Landlord within five (5) days after Landlord's request. In the event any vehicle is parked by an employee of Tenant in a non-employee parking area, Landlord shall have the right to cause the vehicle to be towed to a location designated by Landlord and Tenant shall be obligated to reimburse Landlord for all towing charges. Tenant further agrees to hold harmless Landlord and defend Landlord, its agents and employees against any and all claims of the employee and/or owner of the vehicle towed. Landlord may at any time close temporarily any common area to make repairs or changes, to prevent the acquisition of public rights in such areas and to discourage non-customer use, provided the same shall not materially adversely affect access to or visibility of the Leased Premises. In addition, Landlord may modify, from time to time, the traffic flow pattern and layout of parking spaces and the entrances-exits to adjoining public streets or walkways, utilize portions of the common areas for entertainment, displays and charitable activities and may do such other acts in and to the common areas as in its judgment may be desirable to improve the convenience or attraction thereof.

     Landlord agrees to maintain all common areas of the Shopping Center in good order, condition and repair and in a safe, clean, sightly and sanitary condition in accordance with good and accepted shopping center practices. The maintenance obligations of Landlord shall include, without limitation, the re-striping of parking areas when required, repairing of common areas and adequate lighting of all exterior common areas during all hours of darkness during which Tenant shall be open for business and for one (1) hour thereafter.

         Section 5.2. Common Area Maintenance Expenses. (a) Tenant agrees to pay to Landlord each Lease Year, in the manner hereinafter provided, Tenant's proportionate share of all costs and expenses (the "Common Area Maintenance Expenses") of every kind and nature paid or incurred by Landlord, or for which Landlord is obligated, during each Lease Year, for operating, equipping, policing and protecting, heating, air conditioning, providing sanitation and sewer and other services, lighting, insuring, repairing, replacing and maintaining (i) the common areas, and (ii) all buildings and roofs within the Retail Development, and (iii) all other areas, facilities and buildings used in connection with the maintenance and/or operation of, and whether located within or outside of, the Retail Development, including without limitation, all roads and driveways serving the Retail Development which are maintained or repaired by Landlord or at Landlord's expense. The Common Area Maintenance Expenses shall include, but are not limited to, costs and expenses of: water, gas, sewage, electricity, refuse disposal, air conditioning, heating and other utilities

(without limitation), including all usage, service, hook-up, connection, availability and/or standby fees or charges pertaining to same, and the utility costs; illumination and maintenance of signs, whether located on or off the Retail Development property; salaries of all management personnel; maintenance, repair and replacement of directories, electronic or otherwise, cleaning, lighting, snow removal and landscaping; security control and fire protection; uniforms for maintenance, administrative and security personnel for the Retail Development; management fees; maintenance for wooded areas, retention ponds, wetlands, rivers and riverbank areas; premiums for insurance to the extent maintained by Landlord, for liability, casualty and property damage, including, without limitation, insurance against vandalism, plate glass breakage, fire and extended coverage insurance and such other coverage as determined by Landlord, and liability for defamation and claims of false arrest occurring in and about such areas; personal property taxes; maintaining and replacing the equipment, if any, supplying music to such areas; the reasonable depreciation of equipment used in the operation and maintenance of such areas; total compensation and benefits (including premiums for workers' compensation and other insurance) paid to or on behalf of persons involved in the performance or administration/technical support of the work specified in this Section 5.2; repair, maintenance and cleaning of such areas; operation, repair, maintenance and reasonable depreciation of all temporary and permanent utility systems for the Retail Development, including, without limitation, heating, ventilating and air conditioning systems (HVAC systems), gas system(s), plumbing system(s), electrical equipment and irrigational pumping system(s); operation, repair, maintenance and reasonable depreciation of emergency water and sprinkler main system(s) and security alarm system(s); operation maintenance, repair and replacement of mechanical equipment including any automatic door openers, elevators, escalators, lighting fixtures (including replacement of poles, tubes and bulbs) and all other items of equipment used in connection with such areas; paper supplies in restrooms located in or about such areas, cleaning, lighting, striping and landscaping, curbs, gutters, sidewalks, drainage and irrigation ditches, conduits, pipes and canals serving the Retail Development; and there shall also be added to the foregoing costs and expenses an amount equal to fifteen percent (15%) of the total of all of the ongoing costs and expenses as Landlord's administrative fee. As stated throughout this Lease, whenever Tenant is obligated to pay its "proportionate share" of a cost, expense or Taxes (as hereinafter defined) such share shall be based on gross leased and occupied floor area in the Shopping Center, and Tenant's proportionate share shall be that fraction, the numerator of which is the total square footage of floor area in the Leased Premises, and the denominator of which is the total square footage of gross leased and occupied floor area (including the Leased Premises) in the Shopping Center. As used throughout this Lease, the "gross leased and occupied floor area" in effect for the whole of any Lease Year shall be the average of the gross leased and occupied floor area in effect on the first day of each calendar month in such Lease Year.

     Prior to the proration of such Common Area Maintenance Expenses to Tenant, there shall be deducted from the total of such Common Area Maintenance Expenses any amounts specifically contributed by the Major Tenants toward such Common Area Maintenance Expenses. It is further agreed that in no event shall Tenant be obligated for the capital costs of initially constructing the Retail Development or the capital costs of subsequent expansion construction for the Retail Development (i.e., adding new Major Tenants to the development or expanding the Shopping Center or the common areas).

         (b) Tenant's proportionate share of such Common Area Maintenance Expenses for each Lease Year shall be paid in advance, in equal monthly installments, in the same manner and at the same time as the monthly installments of Minimum Rent are payable hereunder without deduction, offset or diminution of any kind, based on an amount estimated in advance from time to time by Landlord to be Tenant's obligation under this Section 5.2. Notwithstanding the above, in the event Landlord at any time determines that the amount of Common Area Maintenance Expenses actually being paid or incurred by Landlord exceeds the estimate upon which Tenant's proportionate share of Common Area Maintenance Expenses was computed, then Tenant, following a request from Landlord, shall commence to pay with the next monthly installment of Minimum Rent due an amount sufficient to result in Tenant's paying its full proportionate share of Common Area Maintenance Expenses as computed on the basis of Landlord's revised estimate of Common Area Maintenance Expenses. Subsequent to the end of each Lease Year, Landlord shall furnish Tenant with a statement of the actual amount of Tenant's proportionate share of such Common Area Maintenance Expenses for such period which statement shall be in reasonable detail, provided, however, Landlord shall be permitted to describe areas of expenditure by category and shall not be obligated to enumerate each specific expenditure. If the total amount paid by Tenant under this Section 5.2 for any Lease Year shall be less than the actual amount due from Tenant for such Lease Year as shown on such statement, Tenant shall pay Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within thirty (30) days after the furnishing of each such statement, and if the total amount paid by Tenant hereunder for any such Lease Year shall exceed the actual amount due from Tenant for such Lease Year, such excess shall be credited against the next installment due from Tenant to Landlord under this
Section 5.2.

                                   ARTICLE VI

                             REPAIRS AND MAINTENANCE

         Section 6.1. Repairs and Maintenance by Landlord. Landlord agrees to keep in good order, condition and repair the roof (including keeping the roof watertight), foundations, exterior (including exterior painting and finish), all structural portions of the Leased Premises (and of the building in which the Leased Premises are located) and all plumbing and utility lines not exclusively serving and not located within the Leased Premises. Should any repairs, modifications or alterations be required by reason of applicable law, the same shall be made by Landlord at Landlord's cost and expense unless the need for such repairs, modifications or alterations shall result from Tenant's failure to perform its obligations under this Lease or from Tenant's use of the Leased Premises for other than general merchandising purposes. In addition, for the first twelve (12) months only following the Delivery of Possession Date, Landlord shall, upon written notice from Tenant of the necessity therefor, correct any defects in Landlord's Work within the Leased Premises. All costs and expenses incurred by Landlord under this Section 6.1 shall be included in Common Area Maintenance Expenses, other than costs and expenses for Landlord's correction of defects in Landlord's Work.

         Section 6.2. Repairs and Maintenance by Tenant. (a) Except for the repairs and maintenance that Landlord is specifically obligated to make or perform pursuant to Section 6.1 above, throughout the entire Term of this Lease, Tenant, at its expense, shall promptly make all repairs and replacements and perform maintenance in and to the Leased Premises and all equipment and fixtures therein or appurtenant thereto, that are necessary or desirable in order to keep the Leased Premises in good order, condition and repair and in safe, dry and tenantable condition. Without limiting the generality of the foregoing, Tenant, at its expense, shall maintain and promptly make any and all necessary repairs to or replacements of: (i) that portion of any pipes, lines, ducts, wires or conduits (whether contained within or outside the Leased Premises) which are installed by Tenant or that exclusively serve the Leased Premises; (ii) the glass windows, plate glass doors, and all fixtures or appurtenances composed of glass that are located in or about the Leased Premises; (iii) Tenant's signs;
(iv) the floors and floor coverings, doors and door frames, windows and window frames, walls, storefront including security gates, grilles or enclosures, locks and closing devices, partitions and ceilings in the Leased Premises; (v) heating, ventilating, air conditioning, electrical and plumbing system(s) equipment and fixtures (whether contained within or outside the Leased Premises) which are installed by Tenant or which exclusively serve the Leased Premises; and (vi) the Leased Premises or any part of the Shopping Center when repairs thereto are necessitated by any act or omission (negligent or otherwise) of Tenant or any of Tenant's agents, employees or invitees, or by the failure of Tenant to perform any of its obligations under this Lease. Notwithstanding the foregoing, Landlord shall be responsible for repairs and maintenance necessitated by the negligence or intentional acts of Landlord, its agents or employees. Notwithstanding any contrary provision of this Article VI, Tenant, at its expense, shall make any and all repairs to the Leased Premises as may be necessitated by any break-in, forcible entry or other trespass into or upon the

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Leased Premises, regardless of whether or not such entry and damage is caused by the negligence or fault of Tenant or occurs during or after business hours. Tenant, at its expense, shall change all air conditioning filters at least five
(5) times per year and shall have the air conditioning system professionally inspected and generally serviced at least twice per year.

         (b) Tenant shall keep and maintain the Leased Premises in a clean, sanitary and safe condition in accordance with the laws of the State and in accordance with all directions, rules and regulations of the health officer, building inspector, the National Fire Protection association and any other officials of the governmental agencies having jurisdiction, at the sole cost and expense of Tenant, and Tenant shall comply with all requirements of laws, ordinances, rules, regulations and orders of any lawful authority having jurisdiction affecting the Leased Premises or Tenant's use thereof. Tenant, at its expense, shall install and maintain fire extinguishers and other fire protection devices as may be required by reason of the conduct of Tenant's business, from time to time by any agency having jurisdiction or the underwriters insuring the building in which the Leased Premises are located. If any bureau, department or official of the Federal or State government requires or recommends the installation of any changes, modifications or alterations in the sprinkler system or additional sprinkler heads or other equipment (hereinafter in this subsection (b) collectively "changes") by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of the Leased Premises, or for any other reason, or if any such changes become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rates set by any fire insurance company, Tenant, at Tenant's expense, shall promptly make such changes as required.

         (c) Tenant agrees that Tenant's use of electrical current will at no time exceed the capacity of the electric distribution system and that Tenant will not make any alteration or addition to Tenant's electrical system without Landlord's prior written consent. If Tenant installs any electrical equipment that overloads the electrical lines in the Leased Premises or the Retail Development, Tenant shall, at Tenant's sole cost and expense, be required to make whatever changes to such electrical equipment and in the electric wiring in the Leased Premises (but only after obtaining Landlord's written approval) as may be necessary in order to remedy such overloading and be in compliance with all insurance and legal requirements. All changes required to be made hereby shall result in the continued conformance with the provisions of Exhibit D and this Lease.

         (d) If Tenant refuses or neglects to properly maintain the Leased Premises, or to commence or to complete repairs promptly and adequately, or if Landlord finds it necessary to make any repairs or replacements otherwise required to be made by Tenant, then Landlord may, after notice to Tenant, in addition to all other remedies, but without obligation to do so, enter the Leased Premises and proceed forthwith to have such maintenance, repairs or replacements made and Tenant shall pay to Landlord, on demand, the cost and expenses therefor plus a charge of fifteen percent (15%) of such costs and expenses.

                                   ARTICLE VII

                                      TAXES

         Section 7.1. Tax Liability. Tenant agrees to pay to Landlord Tenant's proportionate share of all taxes and assessments and service payments in lieu of taxes of every nature and kind which may be levied or assessed by, or payable to, any lawful authority during or with respect to each fiscal tax year falling in whole or in part during the Term of this Lease against any or all or any part of the land, buildings and improvements comprising the Retail Development and any other taxes which Landlord becomes obligated to pay with respect to the Retail Development, whether or not the same are assessed as real or personal property or are payable in advance or in arrears (the "Taxes"). If due to a future change in the method of taxation, any tax, excise or assessment shall be levied or assessed against Landlord, directly or indirectly, in lieu of, in substitution for or as a supplement to any present Taxes or future (real estate or personal property) tax, in whole or in part, including any new tax, excise or assessment upon rentals payable to Landlord by occupants of the Retail Development or upon gross receipts or other income of Landlord derived by Landlord from or upon the interest in the Retail Development of Landlord (or any

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individuals or entities  comprising  Landlord),  such tax,  excise or assessment shall constitute a tax respecting which Tenant is obligated to pay its proportionate share to Landlord as provided herein. If any Taxes or assessed valuation(s) are contested by Landlord, then Tenant's proportionate share of Taxes shall also include Tenant's proportionate share of the cost and expense of consultation services incurred in evaluating and contesting such Taxes or assessed valuation(s).

         The term "Taxes" shall also include any form of assessment, special assessment, license fee, license tax, business license fee, business license tax, commercial rental tax, levy, charge, tax or similar imposition, imposed by any authority having the direct power to tax, including without limitation any city, county, State or Federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district or any other agency or other public body, whether or not consented to or joined in by Landlord and whether or not retroactive, payable by Landlord thereof as against the land and improvements comprising, or any legal or equitable interest of the Landlord in, the Retail Development.

         Section 7.2. Method of Payment. Tenant's proportionate share of Taxes shall be paid, in advance, in monthly installments on or before the first day of each calendar month, in the same manner and at the same time as the monthly installments of Minimum Rent are payable hereunder without deduction, offset or diminution of any kind, based on an amount estimated by Landlord. Following receipt of all bills for Taxes attributable to any calendar or fiscal year during the Term hereof, Landlord shall furnish Tenant with a written statement of the actual amount of Tenant's proportionate share of Taxes for such year. If any bill for any such Taxes is not available, Landlord will estimate the amount of such tax. If the total amount paid by Tenant hereunder for any calendar or fiscal year during the Term of this Lease shall be less than the actual amount due from Tenant for such year, as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within thirty (30) days after demand therefor by Landlord; and if the total amount paid by Tenant hereunder for any such calendar or fiscal year shall exceed such actual amount due from Tenant for such year, such excess shall be credited against the next installment of Taxes due from Tenant to Landlord hereunder. For the calendar or fiscal years in which this Lease commences and terminates, Tenant's liability for its proportionate share of any Taxes for such years shall be subject to a pro rata adjustment based on the number of days of said calendar or fiscal years during which the Term of this Lease is in effect. A copy of any such bill for Taxes shall at all times be sufficient evidence of the amount of Taxes assessed or levied against the property to which such bill relates. Prior to or at the commencement of the Term of this Lease and from time to time thereafter throughout the term hereof, Landlord shall notify Tenant in writing of Landlord's estimate of Tenant's monthly installments due hereunder. Tenant's obligations under this Article VII shall survive the Expiration Date or sooner termination of this Lease.

                                  ARTICLE VIII

                       INSURANCE, INDEMNITY AND LIABILITY

     Section 8.1. Landlord's Insurance Obligations. Landlord agrees to obtain and maintain during the Term hereof, to the extent the same is available, fire and extended coverage insurance, in amounts and coverages and with such special endorsements as Landlord shall determine from time to time, insuring the building in which the Leased Premises are located and the improvements to the Leased Premises provided by Tenant pursuant to this Lease (exclusive of Tenant's merchandise, trade fixtures, furnishings, equipment, plate glass, signs and personal property of Tenant). Landlord shall also carry rental interruption insurance in amounts at least equal to Tenant's total rental obligation for twelve (12) full months under this Lease including the total of the estimated costs to Tenant of Taxes and Common Area Maintenance Expenses (including insurance) for such twelve (12) month period. Tenant shall reimburse Landlord for its proportionate share of the insurance costs incurred by Landlord under this Section 8.1 as part of Tenant's Common Area Maintenance Expenses as provided in Section 5.2 hereof.

         Section 8.2. Tenant's Insurance Obligations. (a) Provided Tenant is the Tenant named on the Recital Page and a wholly-owned subsidiary of the Guarantor, if any, and Tenant's and Guarantor's, if any, combined net worths are or Tenant's net worth is at least equal to Ten Million and 00/100ths Dollars ($10,000,000.00), Tenant shall have the right to self-insure for any loss or damage of the type covered by standard fire and extended coverage insurance with respect to personal property located on or within the Leased Premises including alterations and improvements made by Tenant to the extent the same are not covered by Landlord's fire and extended coverage insurance. Tenant and Guarantor shall at their sole expenses, without regard to fault on the part of any person, make and perform any repairs or restorations which are required as a result of a casualty which would be covered by insurance of the type described in this
Section 8.2(a). Tenant, at Tenant's sole cost and expense, shall obtain and maintain in effect commencing with the Delivery of Possession Date and continuing throughout the Term of this Lease, insurance policies providing for the following coverage: (i) all risk property insurance against fire, theft, vandalism, malicious mischief, sprinkler leakage and such additional perils as now are or hereafter may be included in a standard extended coverage endorsement from time to time in general use in the State, insuring Tenant's merchandise, trade fixtures, furnishings, equipment and all items of personal property of Tenant and of anyone claiming by, through or under Tenant located on or in the Leased Premises, and the amount of such insurance will be set forth in an "agreed value endorsement" to the policy of such insurance, not less than one hundred percent (100%) of the full replacement value thereof without deduction for depreciation, and with a deductible amount of not more than Fifty Thousand and 00/100ths Dollars ($50,000.00), provided, however, any and all proceeds of such insurance, so long as this Lease shall remain in effect, shall be used only to repair or replace or pay for the items so insured; (ii) a commercial general liability policy, including insurance protecting against any and all claims for injury to persons or property occurring in or about the Leased Premises and protecting against assumed or contractual liability under this Lease with respect to the Leased Premises and the operations of Tenant and any subtenant of Tenant in, on or about the Leased Premises, with such policy to be in the minimum amount of Three Million and 00/100ths Dollars ($3,000,000) single limit coverage; (iii) products liability insurance for merchandise offered for sale or lease from the Leased Premises, including (if this Lease covers leased premises in which food and/or beverages are sold and/or consumed) liquor liability coverage (if applicable to Tenant's business) and coverage for liability arising out of the consumption of food and/or alcoholic beverages on or obtained at the Leased Premises, of not less than Two Million and 00/100ths Dollars ($2,000,000) per occurrence for personal injury and death and property damage; (iv) workers' compensation coverage as required by law; (v) with respect to alterations, improvements and the like required or permitted to be made by Tenant hereunder, contingent liability and builders risk insurance in amounts satisfactory to Landlord; and (vi) the insurance required under Exhibit D.

         (b) All insurance policies herein to be procured by Tenant shall: (i) be issued by insurance companies reasonably satisfactory to Landlord and authorized to do business in the State; (ii) be written as primary policy coverage and non-contributing with respect to any coverage which Landlord may carry and that any coverage carried by Landlord shall be excess insurance; (iii) insure and name Landlord, Landlord's managing agent, any mortgagee of the Shopping Center and any parties in interest designated by Landlord as additional insured, as their respective interests may appear (except with respect to workers' compensation insurance); and (iv) contain any express waiver of any right of subrogation by the insurance company against Landlord, Landlord's managing agent and their respective agents, employees and representatives which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to Tenant's insurance coverage, shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease. With respect to each and every one of the insurance policies herein required to be procured by Tenant, on or before the Commencement Date and at least thirty (30) days before any such insurance policy shall expire, Tenant shall deliver to Landlord upon Landlord's written request a duplicate original or certified copy of each such policy or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required by this Section 8.2 and containing provisions specified herein, together with evidence of payment of all applicable premiums. Any insurance required to be carried hereunder may be carried under a blanket policy covering the Leased Premises and other locations of Tenant. Each and every insurance policy required to be carried hereunder by or on behalf of Tenant shall provide (and any certificate evidencing the existence of each such insurance policy shall certify) that, unless Landlord shall first have been given thirty (30) days' prior written notice thereof, the insurer will not cancel, materially change or fail to renew the coverage provided by such insurance policy. The term "insurance policy" as used herein shall be deemed to include any extensions or renewals of such insurance policy. In the event that Tenant shall fail to promptly furnish any insurance coverage hereunder required to be procured by Tenant, Landlord, at its sole option, shall have the right after ten (10) days prior written notice to Tenant to obtain the same and pay the premium therefor for a period not exceeding one (1) year in each instance, and the premium so paid by Landlord shall be immediately due and payable by Tenant to Landlord as additional rent.

         (c) Tenant shall not do or permit to be done any act or thing upon the Leased Premises that will invalidate or be in conflict with fire insurance policies covering the building containing the Leased Premises or any part thereof, including all common areas, or fixtures and property therein, or any other insurance policies or coverage referred to above in this Article VIII; and Tenant shall promptly comply with all rules, orders, regulations, or requirements relating to such insurance policies, and shall not do, or permit anything to be done, in or upon the Leased Premises, or bring or keep anything therein, which shall increase the rate of fire insurance on the building in which the Leased Premises are located or on any property, including all common areas, located therein, or increase the rate or rates of any other insurance referred to hereinabove. If any act or omission of Tenant, its agents, employees or contractors shall result in any increase in the premium rates applicable to any such insurance policies carried by Landlord, or other increased costs to Landlord in connection therewith, then Tenant shall reimburse Landlord on demand as additional rent for the amount of any such increased rates or costs. In particular, if Tenant uses the Leased Premises for the preparation of food, Tenant shall reimburse Landlord on demand, for any part of the premium for insurance coverage under Section 8.1 hereof required to be paid on account of such use of the Leased Premises.

         Section 8.3. Mutual Covenant. Notwithstanding any provision of this Lease to the contrary, Landlord and Tenant each hereby releases the other, its officers, directors, employees, and agents from any and all liability or responsibility for any loss, damage or injury caused by fire or other casualty for which insurance containing a waiver of subrogation is carried by the injured party at the time of such loss, damage or injury regardless of the extent of any recovery by the injured party under such insurance. Both parties agree to carry casualty insurance containing such waiver of subrogation.

         Additionally,   during  any  time  when  Tenant  is  self-insuring  its
insurance obligations hereunder, Tenant hereby releases the Landlord, its officers, directors, employees and agents from any and all liability or responsibility for any loss, damage or injury caused by fire or other casualty, even if such loss, damage or casualty is caused in whole or in part by Landlord or by any party for whom Landlord may be responsible.

         Section 8.4. Covenant to Hold Harmless. Except with respect to the negligence or willful misconduct of Landlord, its agents or employees (unless covered or required to be covered by Tenant's insurance), Tenant hereby indemnifies and agrees to hold harmless Landlord, its officers, directors, partners, employees and agents and any mortgagee or master lessor of the Shopping Center, from and against any and all claims, actions, damages, liabilities, costs and expenses, including attorneys' fees, that (i) arise from or are in connection with the possession, use, occupancy, management, repair, maintenance or control of the Leased Premises, or any portion thereof, or (ii) arise from or are in connection with any act or omission of Tenant or Tenant's agents, employees, contractors, licensees or invitees, or (iii) result from any default, breach, violation or nonperformance of this Lease or any provision hereof by Tenant, or (iv) result from injury to person or property or loss of life sustained in or about the Leased Premises. Tenant shall, at its own cost and expense, defend any and all actions, suits and proceedings which may be brought against Landlord or any mortgagee or master lessor of the Shopping Center with respect to the foregoing. Tenant shall pay, satisfy and discharge any and all judgments, orders and decrees which may be received against Landlord or any such mortgagee or master lessor in connection with the foregoing. In the event Landlord or any other party so indemnified, shall, without fault, be made a party to any litigation commenced by or against Tenant, or if Landlord or any such party shall, in its sole discretion, intervene in such litigation to protect its interest hereunder, then Tenant shall protect and hold them harmless and shall pay all costs, expenses and attorneys' fees incurred or paid by such party(ies) in connection with such litigation. Landlord hereby indemnifies and agrees to save harmless Tenant, its officers, directors, partners, employees and agents from and against any and all claims, actions, damages, liabilities, costs and expenses, including attorneys' fees, in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in the common areas of the Shopping Center unless caused by the negligence or willful misconduct of Tenant, its agents, contractors, employees, officers, directors, partners, subtenants or concessionaires.

         Section 8.5. Loss and Damage. All Tenant's property of every kind and description which may at any time be in the Leased Premises shall be kept at Tenant's sole risk, and Landlord shall not be liable except to the extent resulting from the negligence or intentional acts of Landlord, its agents or employees to Tenant, its agents, employees or customers, for any damage, loss, compensation, accident, or claims whatsoever resulting to Tenant or its property from the necessity of repairing any portion of the Shopping Center; any interruption in the use of the Leased Premises; the use or operation (by Landlord, Tenant, or any other person or persons whatsoever) of any elevators, heating, cooling, electrical or plumbing equipment or apparatus; the termination of this Lease by reason of the destruction of the Leased Premises; any fire, robbery, theft, or any other casualty; any leakage in any part or portion of the Leased Premises or the Shopping Center; any water, wind, rain or snow that may leak into, or flow from part of the Leased Premises or the Shopping Center; any acts or omissions of any occupant of any space adjacent to or adjoining all or any part of the Leased Premises or any part of the building of which the Leased Premises are a part; any explosion, casualty, utility failure or malfunction, or falling plaster; the bursting, stoppage or leakage of any pipes, sewer pipes, drains, conduits, appliance or plumbing works; or any other cause whatsoever.

                                   ARTICLE IX

                         DESTRUCTION OF LEASED PREMISES

         Section 9.1. Continuance of Lease. In the event of any damage to the Leased Premises by fire or other casualty, this Lease shall not be terminated or otherwise affected; except that, (a) if more than twenty-five percent (25%) of the square footage of the Leased Premises shall be damaged by any such fire or other casualty during the last three (3) years of the Term of this Lease (not including any Option Periods) or during any renewal or extension of the Term hereof and the cost of repair or restoration exceeds Ten Thousand and 00/100ths Dollars ($10,000.00) as estimated by Landlord, or (b) if Landlord is unable to rebuild any portion of the building in which the Leased Premises are located or of the Shopping Center due to any inability to obtain any required governmental approval in connection therewith, or (c) if more than thirty-five percent (35%) of the floor area of the building in which the Leased Premises are located or of the Shopping Center shall be damaged or destroyed by fire or other casualty, or
(d) if all or any part of the building in which the Leased Premises are located or if the Shopping Center or the Leased Premises shall be damaged or destroyed at any time by the occurrence of any risk not insured under the insurance required to be carried under Article VIII hereof, then Landlord shall have the option to terminate this Lease within ninety (90) days following the occurrence of such fire or other casualty by giving written notice to Tenant during such period. In the event Landlord exercises any of the foregoing options to terminate, this Lease shall immediately terminate upon Landlord's written notice to Tenant and (i) the entire proceeds of the insurance provided for in Section
8.1 hereof  shall be paid by the  insurance  company or  companies  directly  to

Landlord and shall belong to, and be the sole property of Landlord, (ii) the portion of the proceeds of the insurance provided for in Section 8.2 which is allocable to equipment, fixtures and other items, which, by the terms of this Lease, rightfully belong to Landlord upon the termination of this Lease by whatever cause, shall be paid by the insurance company or companies directly to Landlord, and shall belong to, and be the sole property of, Landlord, and (iii) Landlord and Tenant shall be relieved from any and all further liability or obligation accruing under this Lease from and after the date of such termination. Tenant hereby waives any and all rights which it may have to terminate this Lease by reason of damage to the Leased Premises by fire or other casualty pursuant to any presently existing or hereafter enacted statute or pursuant to any other law.


         Section 9.2. Reconstruction. If the Leased Premises are damaged by fire or other casualty and this Lease is not terminated in accordance with Section
9.1 hereof, then all fire and extended coverage insurance proceeds from policies carried pursuant to Section 8.1 hereof, however recovered, shall be held in escrow and made available for payment of the cost of repairing, replacing and rebuilding the Leased Premises, the damage to the Leased Premises shall be promptly repaired, and the Minimum Rent and other charges payable by Tenant to Landlord shall be abated in proportion to the floor area of the Leased Premises rendered untenantable, and the Sales Break Point shall likewise be proportionately reduced. Payment of Minimum Rent and all other charges so abated shall commence and Tenant shall be obligated to reopen for business sixty (60) days following the date that Landlord advises Tenant that the Leased Premises are tenantable and Landlord has substantially completed Landlord's Reconstruction Work, unless Tenant opens at an earlier time in the damaged area or remains open in such area following destruction or damage, in which event there shall be no abatement or any such abatement shall terminate as of the date of Tenant's earlier reopening. Landlord shall be obligated to commence Landlord's Reconstruction Work and shall diligently pursue the completion of Landlord's Reconstruction Work and shall cause the same to be completed as soon thereafter as possible under the attendant circumstances, but in any event all such Landlord's Reconstruction Work shall be completed and the Leased Premises reopened for business within one hundred eighty (180) days following such fire or casualty. After Landlord has completed Landlord's Reconstruction Work, Tenant shall commence such Tenant's Reconstruction Work, at its expense. Tenant shall comply with all laws, ordinances and governmental rules or regulations, and shall perform all work or cause such work to be performed with due diligence and in a first-class manner. All permits required in connection with said repairs, restoration and reconstruction shall be obtained by Tenant at Tenant's sole cost and expense. Any amount expended by Tenant in excess of any insurance proceeds received by Tenant shall be the sole obligation of Tenant.he Leased Premises in accordance with the working drawings originally approved by Landlord pursuant to Exhibit C and Exhibit D, or with (at Landlord's sole election) new drawings prepared by Tenant and acceptable to Landlord and Tenant. In no event shall Landlord be required to repair or replace Tenant's merchandise, trade fixtures, furnishings or equipment. If Landlord repairs or rebuilds, Tenant, at Tenant's sole cost, shall repair or replace Tenant's merchandise, trade fixtures, furnishings and equipment in a manner and to at least a condition equal to that prior to the damage or destruction thereof ( ATenant=s Reconstruction Work@). Except as may be specifically set forth in this Article IX, Landlord shall not be liable or obligated to Tenant to any extent whatsoever by reason of any fire or other casualty damage to the Leased Premises, or any damages suffered by Tenant by reason thereof, or the deprivation of Tenant's possession of all or any part of the Leased Premises.


         In the event Landlord has not commenced restoration or rebuilding of the Leased Premises within ninety (90) days of the date of such fire or casualty loss, or diligently proceeded to complete such restoration or rebuilding so that the Leased Premises are restored/rebuilt to its former condition prior to such fire or casualty loss within one hundred eighty (180) days of the date of such fire or casualty loss, Tenant will have the right, in either case, to terminate this Lease by providing Landlord notice of such election and Tenant will vacate and surrender the Leased Premises pursuant to Section 17.1.

                                    ARTICLE X

                                  CONDEMNATION

         Section 10.1. Eminent Domain. If fifty percent (50%) or more of the floor area of the Leased Premises shall be taken or condemned by any governmental authority (including, for purposes of this Article X, any purchase by such governmental authority in lieu of a taking), then either party may elect to terminate this Lease by giving notice to the other party not more than ninety
(90) days after the date on which such title shall vest in the authority. If the parking facilities are reduced below the minimum parking requirements imposed by the applicable authorities, Landlord may elect to terminate this Lease by giving Tenant notice within one hundred eighty (180) days after such taking. In addition, if any Major Tenant shall terminate its lease with Landlord, pursuant to a taking of its store, Landlord may terminate this Lease by written notice to Tenant within ninety (90) days after notice to Landlord that such Major Tenant is terminating its lease. In the case of any taking or condemnation, whether or not the Term of this Lease shall cease and terminate, the entire award shall be the property of Landlord; provided, however, Tenant shall be entitled to any award as may be made for trade fixtures and other equipment (not including any Tenant's Work required or permitted under this Lease) which under the terms of this Lease would not have become the property of Landlord; further provided, that any such award to Tenant shall not be in diminution of any award otherwise to be made to Landlord in the absence of such award to Tenant.

         Section 10.2. Rent Apportionment. In the event of any taking or condemnation, the then current Minimum Rent, Sales Break Point and the square foot floor area in the Leased Premises as determined pursuant to Section 1.1 shall be apportioned as of the date when possession of the Leased Premises is required to be delivered to the condemning authority or termination of this Lease, as the case may be, and, if the Term of this Lease shall not have ceased and have been terminated as of said date, Tenant shall be entitled to a pro rata reduction in the Minimum Rent payable and Sales Break Point hereunder, or, if Tenant has prepaid Minimum Rent, Tenant shall be entitled to a pro rata credit for the Minimum Rent paid hereunder, based on the proportion which the floor area taken from the Leased Premises bears to the entire floor area of the Leased Premises immediately prior to such taking.

         Section 10.3. Temporary Taking. Notwithstanding anything to the contrary in this Article X, the requisitioning of the Leased Premises or any part hereof by military or other public authority for purposes arising out of a temporary emergency or other temporary situation or circumstances shall constitute a taking of the Leased Premises by eminent domain when the use or occupancy by the requisitioning authority is expressly provided to continue, or shall in fact have continued, for a period of one hundred eighty (180) days or more, and if this Lease is not thereafter terminated under the foregoing provisions of this Article X, then for the duration of any period of use and occupancy of the Leased Premises by the requisitioning authority, all the terms and provisions of this Lease and obligations of Tenant hereunder shall remain in full force and effect, except that the Minimum Rent and Sales Break Point shall be reduced in the same proportion that the floor area of the Leased Premises so requisitioned bears to the total floor area of the Leased Premises, and Landlord shall be entitled to whatever compensation may be payable from the requisitioning authority for the use and occupation of the Leased Premises for the period involved.


                                   ARTICLE XI

                  ASSIGNMENT, SUBLETTING AND ENCUMBERING LEASE

         Section 11.1. No Assignment, Subletting or Encumbering of Lease. (a) Except as otherwise provided in this Article XI and notwithstanding any references to assignees, subtenants, concessionaires or other similar entities in this Lease, Tenant shall not (i) assign or otherwise transfer, or mortgage or otherwise encumber, this Lease, in whole or in part, or any of its rights hereunder, (ii) sublet the Leased Premises or any part thereof, or permit the use of the Leased Premises or any part thereof by any persons other than Tenant or its agents. Any such attempted or purported transfer, assignment, mortgaging or encumbering of this Lease or any of Tenant's interest hereunder and any attempted or purported subletting or grant of a right to use or occupy all or a portion of the Leased Premises in violation of the foregoing sentence, whether voluntary or involuntary or by operation of law or otherwise, shall be null and void and shall not confer any rights upon any purported transferee, assignee, mortgagee, or occupant, and shall, at Landlord's option, terminate this Lease without relieving Tenant of any of its obligations hereunder for the balance of the stated Term. Nothing contained elsewhere in this Lease shall authorize Tenant to enter into any franchise, concession, license, permit, subtenancy, departmental operation arrangements or the like, except pursuant to the provisions of this Article XI.

     Notwithstanding the provisions of this Article XI to the contrary, Landlord's consent shall not be unreasonably withheld or delayed to an assignment of this Lease or a sublease for all or any portion of the Leased
Premises (by merger, consolidation or otherwise) to another entity (the "Transferee") to which Tenant shall simultaneously be transferring all or substantially all of its stock or all or substantially all of its assets, provided that: (1) Tenant shall not at the time of such transfer be in default under any of the terms, covenants and conditions of this Lease beyond any applicable grace period, (2) such Transferee shall agree in writing to perform all of the unperformed terms, covenants and conditions of this Lease and (3) Tenant shall at all times remain primarily obligated for the performance of the terms, covenants and conditions of this Lease.

         Notwithstanding anything to the contrary set forth in this Article XI and without application of any prior provisions of this Article XI, Tenant shall have the right, without Landlord's consent but with prior written notice to Landlord, to assign this Lease or sublet the Leased Premises to its parent corporation or any of its wholly-owned subsidiaries, or any affiliate or subsidiary of Tenant's parent corporation provided that Tenant shall at all times remain primarily obligated for the performance of the terms, covenants and conditions of this Lease.

         In addition,  Tenant may,  without  violating  the  provisions  of this
Article XI, sell or offer for sale its voting stock to the public in accordance with the qualifications or registration requirements of the state where Tenant is incorporated and the Securities Act of 1933, as amended.


         (b) If Tenant is a corporation, the sale, issuance or transfer of any voting capital stock of Tenant or of any corporate entity which directly or indirectly controls Tenant (unless Tenant is a corporation whose stock is publicly traded ) which shall result in a change in the voting control of Tenant or the corporate entity which controls Tenant shall be deemed to be a prohibited assignment of this Lease within the meaning of this Article XI. If Tenant is a partnership or an unincorporated association, then the sale, issuance or transfer of a majority interest therein, or the transfer of a majority interest in or a change in the voting control of any partnership or unincorporated association or corporation which directly or indirectly controls Tenant, or the transfer of any portion or all of any general partnership or managing partnership interest, shall be deemed to be a prohibited assignment of this Lease within the meaning of this Article XI. The consent by Landlord to any assignment, transfer, or subletting to any party shall not be construed as a waiver or release of Tenant under the terms of any covenant or obligation under this Lease or as a waiver or release of the non-assignability covenants in their future application, nor shall the collection or acceptance of Rent from any such assignee, transferee, subtenant or occupant constitute a waiver or release of Tenant of any covenant or obligation contained in this Lease.


     (i) Notwithstanding anything herein contained to the contrary, a sale or transfer of any voting capital stock of Tenant when caused by death (e.g., testamentary transfer) or for estate planning purposes (e.g. inter vivos trust) will not be deemed a prohibited assignment of this Lease.

     (ii) The provisions of this Section 11.1 (b) shall not be deemed to prohibit transfer of limited partnership interests among existing limited or general partners; however, if either general partner ceases to remain a general partner of Tenant such occurrence shall be deemed a prohibited assignment of this Lease under the meaning of this Article XI.

         (c) Without conferring any rights upon Tenant not otherwise provided in this Article XI, should Tenant desire to enter into an assignment, sublease or transfer of this Lease or Tenant's rights hereunder, Tenant shall request in writing Landlord's consent to the assignment at least thirty (30) days before the proposed effective date of the assignment, providing the following: (i) the full particulars of the proposed assignment, sublease or transfer of this Lease or Tenant's rights hereunder, including its nature, effective date, terms and conditions, and copies of any offers, draft agreements, subleases, letters of commitment or intent and other documents pertaining to the proposed assignment;
(ii) a description of the identity, net worth and previous business experience of the proposed transferee, including, without limitation, copies of the proposed transferee's latest income, balance sheet and changes in financial position statements (with accompanying notes and disclosures of all material changes thereto) in audited form, if available, and certified as accurate by the proposed transferee; and (iii) any further information relevant to the proposed assignment which Landlord shall request after receipt of Tenant's request for consent. Tenant shall, concurrently with any request for Landlord's consent, pay to Landlord a fee in the sum of One Thousand and 00/100ths Dollars ($1,000.00) for Landlord's review and processing of such request and Landlord shall not be obligated to review such request prior to Landlord's receipt of such fee. All requests for assignment, sublease or transfer shall be forwarded to Landlord at the address provided above and to the on-site mall management office.

         (d) Except for a permitted  assignment  or  subletting  as specified in
Section 11.1(a) and (b) and without conferring any rights upon Tenant not otherwise provided in this Article XI, in the event of an assignment or transfer of Tenant's interest in this Lease, or a sublease of all or a portion of the Leased Premises, to a third party, any monthly rent or other payment accruing to Tenant as the result of any such assignment, transfer, or sublease, including any lump sum or periodic payment in any manner relating to such assignment, transfer or sublease, which is in excess of the Rent then payable by Tenant under this Lease shall be paid one-half (1/2) of such excess by Tenant to Landlord monthly as additional rent. Landlord may require a certificate from Tenant specifying the full amount of any such payment of whatsoever nature. Notwithstanding any assignment, subletting or transfer of this Lease or Tenant's rights hereunder, Tenant shall remain fully liable on this Lease and for the performance of all terms, covenants and provisions of this Lease.

         (e) All reasonable costs and expenses, including attorney's fees (which shall include the cost of any time expended by Landlord's attorneys including in-house counsel) incurred by Landlord in connection with any proposed or purported assignment, transfer or sublease shall be borne by Tenant and shall be payable to Landlord as additional rent. It is understood and agreed that the restrictions set forth in this Article XI are of primary importance in enabling Landlord to control the mix of tenants in the Shopping Center.

         Section 11.2. Assignment or Sublet. If this Lease is transferred or assigned, in whole or in part, as aforesaid, or if the Leased Premises or any part thereof be sublet or occupied by any person or entity other than Tenant, whether as a result of any act or omission by Tenant, or operation of law, or otherwise, then Landlord, whether before or after default by Tenant, may, in addition to, and not in diminution of or substitution for, any other rights and remedies under this Lease or pursuant to law to which Landlord may be entitled as a result thereof, collect rent from the transferee, assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved, but no such transfer, assignment, subletting, occupancy or collection shall be deemed a waiver of the covenants contained herein or the acceptance of the transferee, assignee, subtenant, or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant set forth in this Lease.

         Section 11.3. Transfer of Landlord's Interest. In the event of any transfer of Landlord's interest in the Leased Premises, including a sale or lease, the transferor shall be automatically relieved of any and all obligations on the part of Landlord accruing from and after the date of such transfer, provided that (a) the interest of the transferor, as Landlord, in any funds then in the hands of Landlord in which Tenant has an interest shall be turned over, subject to such interest, to the then transferee; and (b) notice of such sale, transfer or lease shall be delivered to Tenant as required by law.

                                   ARTICLE XII

          SUBORDINATION, ATTORNMENT, FINANCING AND ESTOPPEL CERTIFICATE

         Section 12.1. Subordination. Tenant agrees that this Lease shall, at the request of Landlord, be subordinate to any mortgages or deeds of trust that are now, or may hereafter be, placed upon the Leased Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, provided that the mortgagees or beneficiaries named in said mortgages or deeds of trust shall agree to recognize the interests of Tenant under this Lease in the event of foreclosure, if Tenant is not then in default. Tenant also agrees that any mortgagee or beneficiary may elect to have this Lease constitute a prior lien to its mortgage or deed of trust, and in the event of such election and upon notification by such mortgagee or beneficiary to Tenant to that effect, this Lease shall be deemed prior in lien to such mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said mortgage or deed of trust. Tenant agrees that upon the request of Landlord, or any mortgagee or beneficiary, Tenant shall execute whatever reasonable instruments may be required to carry out the intent of this Section 12.1 and Section 12.2.

         Section 12.2. Attornment. In the event any proceedings are brought for the foreclosure of, or in the event of the conveyance by deed in lieu of foreclosure of, or in the event of exercise of the power of sale under, any mortgage and/or deed of trust made by Landlord covering the Leased Premises, or in the event Landlord sells, conveys or otherwise transfers its interest in the Shopping Center or any portion thereof containing the Leased Premises, this Lease shall remain in full force and effect and Tenant hereby attorns to, and covenants and agrees to execute an instrument in writing reasonably satisfactory to the new owner whereby Tenant attorns to such successor in interest and recognizes such successor as Landlord under this Lease. Payment by or performance of this Lease by any person, firm or corporation claiming an interest in this Lease or the Leased Premises by, through or under Tenant without Landlord's consent in writing shall not constitute an attornment or create any interest in this Lease or the Leased Premises.

         Section 12.3. Financing. In the event any construction lender, land lessor, or the permanent lender for the Shopping Center requires, as a condition to financing, modifications to this Lease, then, provided such modifications do not materially alter the approved working plans and do not increase the Rent to be paid hereunder, Landlord shall submit to Tenant a written amendment with such required modifications and if Tenant fails to execute and return the same within thirty (30) days after the amendment has been submitted, Landlord shall be entitled to its remedies as specified in Section 12.5.

         Nothing herein shall require Tenant to execute an amendment or amendments to accomplish changes which would change (i) the Minimum Rent, additional rent or Percentage Rent payable by Tenant; (ii) the permitted use;
(iii) the size, dimensions or location of the Leased Premises; (iv) the length of the Term; (v) Landlord's construction obligations; or (vi) the conditions precedent as to Tenant's initial opening requirements, or which would place a lien on Tenant's assets.

         Section 12.4. Estoppel Certificate. Tenant shall, without charge therefor, at any time and from time to time, within thirty (30) days after request therefor by Landlord, execute, acknowledge and deliver to Landlord a written estoppel certificate, in reasonable form, certifying to Landlord, any mortgagee, or any purchaser of the Shopping Center or any other person designated by Landlord, as of the date of such estoppel certificate: (i) that Tenant is in possession of the Leased Premises and has unconditionally accepted the same; (ii) that this Lease is unmodified and in full force and effect (or if there has been modification, that the same is in full force and effect as modified and setting forth such modifications); (iii) whether or not there are then existing any set-offs or defenses against the enforcement of any right or remedy of Landlord, or any duty or obligation of Tenant, hereunder (and, if so, specifying the same in detail); (iv) that Rent is paid currently without any offset or defense thereto, (v) the dates, if any, to which any Rent has been paid in advance; (vi) whether or not there is then existing any claim of Landlord's default under this Lease and if so, specifying the same in detail;
(vii) that Tenant has no knowledge of any event having occurred that authorized the termination of this Lease by Tenant (or if Tenant has such knowledge, specifying the same in detail); and (viii) any other matters relating to the status of this Lease that Landlord or its mortgagee may request be confirmed, provided that such facts are accurate and ascertainable.

         Landlord shall, within thirty (30) days after written request from Tenant, no more often than once in any Lease Year and provided Tenant is not then in default hereunder, deliver to Tenant or such persons as Tenant may designate, a statement in writing certifying to the extent true that: (i) Tenant is in possession of the Leased Premises; (ii) this Lease is in full force and effect (as later modified, if such be the case); (iii) the Rent due hereunder is current; and (iv) that to the best of Landlord's knowledge, information and belief, Tenant is not in default hereunder.

         Section 12.5. Remedies. Any failure by Tenant to execute any certificate, statement or instrument in accordance with the foregoing provisions of this Article XII or any financing statement in accordance with the provisions of Section 14.2(a), within the time period provided or if no time period is specified, then within thirty (30) days after written request, shall constitute an irrevocable power of attorney appointing and designating Landlord or its successors or assigns as attorney-in-fact for Tenant, to execute and deliver any such certificate, statement, instrument or financing statement.

                                  ARTICLE XIII

                           ADVERTISING AND PROMOTION

     Section 13.1. Promotion Fund. Landlord shall establish an advertising and promotion fund (the "Fund"). The object of the Fund shall be to advertise the Retail Development in the local metropolitan statistical area and to provide a program of events, all of which shall, in Landlord's judgment, serve to enhance and promote the Retail Development and its occupants. Such program of events may include the promotion of coach traffic to the Retail Development and the development of a mall video network within the Retail Development offering a program of information, entertainment and advertisements. The Fund shall be administered by Landlord and the costs and expenses of such administration shall be charged to the Fund. Landlord shall expend all amounts paid to the Fund by the tenants in the Retail Development for the purposes herein set forth.


         Section 13.2. Promotion Fund Contribution. Tenant's annual contribution to the Fund shall be the Fund Contribution (reduced proportionately for a partial Lease Year) as defined in the Data Sheet. Upon the Commencement Date, Tenant shall also pay Tenant's one-time initial contribution or Grand Opening Fee which is equal to Eight Thousand and 00/100ths Dollars ($8,000.00). The Fund Contribution payable by Tenant for each Lease Year shall be increased commencing with the second Lease Year of the Term of this Lease, and each Lease Year thereafter, by a percentage equal to the percentage increase from the "base period" of the Consumer Price Index ("Index") to the "current period" of the Index of the Lease Year for which the adjustment is being made; provided, however, if the first Lease Year is less than six (6) months, the first adjustment to the Fund Contribution shall be after the first full Lease Year. Except as herein expressly provided, the term "base period" shall initially refer to the Index published for the month of October immediately preceding the Commencement Date. Following the initial increase in the Fund Contribution hereunder, the term "base period" shall refer to the Index published for the month of October immediately preceding the Lease Year for which the Fund Contribution was last adjusted hereunder. The "current period" of the Index shall refer to the Index published for the month of October immediately preceding the Lease Year for which an adjustment is being made. In the event the Index shall not be published for any of the above-described months, then the Index published for the month closest, but prior, to the described month shall be used in its place. The annual Fund Contribution shall be payable by Tenant to Landlord, or as Landlord may direct, in twelve (12) equal monthly installments, commencing on the Commencement Date, at the same time and in the same manner as the monthly installments of Minimum Rent are payable.

     Section 13.3. Advertisements. Not more than four (4) times each Lease Year, Landlord may require Tenant at Tenant's cost to either (i) place a one-quarter (1/4) page tabloid advertisement, or (ii) contribute funds to cover the cost and expense of an advertisement prepared by Landlord in an advertising mailer, newspaper insert or other media ad coordinated by Landlord. In the event that Tenant fails to submit its proposed advertisement within thirty (30) days after Landlord's request, then Landlord shall have the right to include Tenant in the advertising promotion and to charge Tenant for the advertisement. Such charge shall be payable by Tenant within ten (10) days after written notice by Landlord.

         Section 13.4. Network. Landlord may cause to be developed a mall video network within the Retail Development (the "Network"). The object of the Network shall be to provide a program of information, entertainment and advertisements, which shall, in Landlord's judgment, serve to enhance or promote the Retail Development and its occupants. The Network shall have the right to sell available time and access on the Network for advertisements or other uses. The Network shall be under the sole and exclusive direction of Landlord and shall be administered by Landlord. The costs and expenses paid or incurred by Landlord for administering, operating, equipping, staffing, protecting, insuring, repairing, replacing and maintaining the Network shall be charged to the Fund. During the first year of the operation of the Network and provided Tenant is not in default of payment of its Fund Contribution, Landlord agrees to produce, or cause to be produced a video taped advertising message of the business conducted, or to be conducted, in the Leased Premises (herein "Tenant Video") in accordance with the terms of this Section 13.4. The Tenant Video shall (i) identify Tenant's type of business in the Leased Premises, Tenant's trade name and the address/location of the Leased Premises within the Retail Development;
(ii) be approximately fifteen (15) seconds in duration; (iii) be produced on one occasion only following the initial opening of the Leased Premises for business;
(iv) be produced in the Leased Premises, Landlord's studio or both; (v) utilize one format from a select group of advertising message formats as mutually selected by Landlord and Tenant; and (vi) not contain any lewd, obscene or offensive content or material. The Tenant Video will be shown on the Network a reasonable number of times, not to exceed one hundred (100), during a two (2) week period in the first year of operation. Landlord shall use reasonable efforts to air Tenant Videos at varying times and days during such two (2) week period. Any further production by Landlord of advertising messages for Tenant and any further air time on or access to the Network is subject to availability, as determined solely by Landlord, and shall be at the then applicable rates and fees set by Landlord. Landlord shall have the right to reject, remove or discontinue showing any Tenant Video or advertising message on the Network the content of which is, in the opinion of Landlord, unethical, misleading, in bad taste, or shall tend to injure the reputation of the Retail Development or its occupants, or shall be deemed to be detrimental to the Retail Development or is in violation of any applicable rule, law or existing agreement with occupant(s) of the Retail Development. Tenant acknowledges that Tenant shall be solely responsible for the content of its Tenant Video and except with respect to the gross negligence of Landlord and the Network, Tenant agrees to save harmless Landlord, its officers, directors, partners, employees and agents from and against any and all claims, actions, damages, liability, cost or expense, including attorneys' fees that arise from or with respect to the content of such advertising message, including without limitation any claims for infringement of the intellectual property rights of others or actions for unfair competition. Landlord reserves the right at any time to dissolve the Network and cease providing its promotional services as well as Tenant Videos and in lieu thereof, to provide, or cause to be provided, a program of advertising and promotional events which in Landlord's sole judgment, will serve to promote the Retail Development and its occupants.

                                   ARTICLE XIV

                              DEFAULT AND REMEDIES


         Section 14.1. Elements of Default. If any one or more of the following events occur, said event or events shall hereby be classified as a "default":
(a) (i) the failure of Tenant to take possession of the Leased Premises at the Delivery of Possession Date, or (ii) the failure of Tenant to open its doors for business on the date specified in Section 1.3 hereof, or (iii) if Tenant vacates or abandons the Leased Premises and permits the same to remain unoccupied and unattended, or (iv) if Tenant fails to maintain normal inventory levels and employee staff for the conduct of its normal business activities in the Leased Premises, or (v) the failure of Tenant to continuously operate its business in compliance with Section 4.2 for the purposes specified in Section 4.1, or (vi) in the event of the sale or removal of a substantial portion of Tenant's property located in the Leased Premises in a manner which is outside the ordinary course of Tenant's business; (b) the failure of Tenant to pay any Rent or other charges required to be paid by Tenant when same shall become due and payable hereunder and such failure continues for ten (10) days after written notice; (c) the failure of Tenant to perform or observe any term or condition of this Lease and such failure shall continue for thirty (30) days after written notice; (d) if Tenant shall be given three (3) notices of default under subparagraphs (b) or (c) within any period of eighteen (18) months, notwithstanding any subsequent cure of the failure to perform or observe the terms or conditions of this Lease as identified in such notices; (e) if any writ of execution, levy, attachment or other legal process of law shall occur upon Tenant's assets, merchandise, fixtures, or Tenant's estate or interest in the Leased Premises; (f) Tenant shall be liquidated or dissolved or shall begin proceedings toward such liquidation or dissolution, or shall in any manner permit the divestiture of all, or any substantial part of Tenant's assets. In the event of (i) a default which results in a total monetary outstanding balance on excess of $20,000.00 or (ii) a default pursuant to Section 14.1 (a) (iii) of this Lease, which shall not be remedied within the applicable grace period, if any, by Tenant under this Lease or by the tenant in any of the "other leases" (as hereinafter defined), then Landlord may, upon ten (10) days prior notice in writing to Tenant, declare such default to be a default of this Lease (unless the default is cured within the ten day period after notice) and, at Landlord's option, a default of any of the "other leases," as the case may be. Landlord and Tenant acknowledge that Tenant or the parent, subsidiary or affiliate of Tenant (by virtue of common ownership or control, direct or indirect) has presently, or may in the future, enter into lease agreements with Landlord (or with any person or entity which is affiliated with Landlord, or which directly or indirectly controls or is controlled by, or is under common control with Landlord, or which is managed by the managing agent utilized by Landlord for the Shopping Center) for the shopping centers commonly referred to as City Mills, Potomac Mills, Franklin Mills, Gurnee Mills, Sawgrass Mills, Grapevine Mills and Arizona Mills (such leases to be referred to as "other leases"). Nothing contained herein shall be deemed a limitation of the rights of Landlord as set forth in this Lease or any of the "other leases."


     Section 14.2. Landlord's Remedies [See Addendum].

     Section 14.3. Bankruptcy. (a) Neither Tenant's interest in this Lease, nor any estate hereby created in Tenant nor any interest herein or therein, shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law, except as may specifically be provided pursuant to the Bankruptcy Code (11 USC '101 et seq.), as the same may be amended from time to time. -- ---

         (b) It is understood and agreed that this Lease is a lease of real property in a shopping center as such lease is described in Section 365 of the Bankruptcy Code, as the same may be amended from time to time. Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor-in-possession, and any trustee who may be appointed with respect to the assets of or estate in bankruptcy of Tenant, agree to pay monthly in advance on the first day of each month, as reasonable compensation for the use and occupancy of the Leased Premises, an amount equal to all Minimum Rent, additional rent and other charges otherwise due pursuant to this Lease, and to pay Percentage Rent monthly, at the percentage factor set forth in this Lease for the Lease Year in which such month falls, on all of the Gross Sales during such month in excess of one-twelfth (1/12th) of the Sales Break Point for such

Lease Year; payment of all such Percentage Rent to be made by the tenth (10th) day of the succeeding month. Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of the assumption and/or assignment of this Lease are the following: (i) the cure of any monetary defaults and reimbursement of pecuniary loss within not more than thirty (30) days of assumption and/or assignment; (ii) the deposit of an additional sum equal to not less than three (3) months' Minimum Rent and additional rent to be held pursuant to the terms of Section 2.4 of this Lease, which sum shall be determined by Landlord, in its sole discretion, to be a necessary deposit to secure the future performance under this Lease by Tenant or its assignee; (iii) the use of the Leased Premises as set forth in Section 4.1 of this Lease and the quality, quantity and/or lines of merchandise, goods or services required to be offered for sale are unchanged; and (iv) the prior written consent of any mortgagee to which this Lease has been assigned as collateral security.

     Section 14.4. Additional Remedies and Waivers. The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now or hereinafter provided by law, including but not limited to the statutes, rules, regulations, laws and judicial decisions of the State, and all such rights and remedies shall be cumulative. No action or inaction by Landlord shall constitute a waiver of a default or termination and no waiver of default or termination shall be effective unless it is in writing, signed by Landlord.

     Section 14.5. Landlord's Cure of Default. If Tenant shall be in default hereunder, Landlord shall have the option, but not the obligation, upon three
(3) days written notice to Tenant (except in the event of an emergency, in which event no notice shall be required), to cure the act or failure constituting said default for the account of and at the expense of Tenant. Landlord's cure or attempt to cure any act or failure constituting the default by Tenant shall not result in a waiver or release of Tenant. Tenant agrees to pay the costs incurred by Landlord pursuant to this Section 14.5 plus interest, in accordance with
Section 20.14 hereof,  on all sums expended by Landlord pursuant to this Section
14.5 from the date of such expenditure plus a charge of fifteen percent (15%) of such costs, to Landlord upon demand, as additional rent.

                                   ARTICLE XV

                                 RIGHT OF ACCESS

         Landlord may, at any reasonable time or times, upon prior notice to Tenant (except in the event of an emergency, or if Tenant is in default under this Lease, in which event no notice shall be required), before and after the Commencement Date, enter upon the Leased Premises, any portion thereof and any appurtenance thereto (with men and materials, if required) for the purpose of:
(a) inspecting the same; (b) making such repairs, replacements or alterations which Landlord may be required to perform as herein provided or which it may deem desirable for the Leased Premises; and (c) showing the Leased Premises to prospective purchasers, lenders or lessees. Landlord hereby expressly reserves the right, exercisable at any time and from time to time, to erect, use, maintain and repair pipes, conduits, plumbing, vents, ducts and wires in, to, under and through the Leased Premises as and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper operation and maintenance of the Shopping Center. Any redecorating or repair necessitated by reason of location of same within the Leased Premises shall be the responsibility of Landlord. Landlord agrees to hold Tenant harmless from any damage or injury to person or property to the extent resulting from Landlord exercising its rights under this Article XV.

     In the exercise of its rights under this Article XV, Landlord shall use reasonable efforts to avoid material interference with the operation of Tenant's business within the Leased Premises. Landlord agrees that except in the event of an emergency, and provided Tenant shall make an employee of Tenant available to accompany Landlord following Landlord's notice to Tenant of the necessity therefor, Landlord shall not enter the Leased Premises during the Term of this Lease without an employee of Tenant accompanying Landlord's representative.

                                   ARTICLE XVI

                                     DELAYS

     If Landlord or Tenant is delayed or prevented from performing any of their respective obligations during the Term of this Lease because of strikes, lockouts, labor troubles, inability to procure materials, failure of power, governmental restrictions or delays in issuing permits (provided that the delays do not result from Tenant=s actions or failure to act) or reasons of a like nature not the fault of the party delayed in performing such obligation, then the period of such delays shall be deemed added to the time herein provided for the performance of any such obligation and the defaulting party shall not be liable for losses or damages caused by such delays; provided, however, that, subsequent to the Commencement Date, this Article XVI shall not apply to the payment of any sums of money required to be paid by Tenant hereunder or any obligation of Landlord or Tenant that can be satisfied by the payment of money, and shall not excuse Tenant from its obligation to continuously operate its business within the Leased Premises in accordance with the provisions of Sections 4.1 and 4.2 hereof.

                                  ARTICLE XVII

                                   END OF TERM

         Section 17.1. Return of Leased Premises. Upon the Expiration Date or earlier termination of this Lease, Tenant shall quit and surrender to Landlord the Leased Premises, broom-clean, in good order and condition, ordinary wear and tear excepted, and shall surrender to Landlord all keys to or for the Leased Premises and inform Landlord of all combinations of locks, safes and vaults, if any, in the Leased Premises. Subject to the provisions of Section 3.5 hereof, Tenant, at its expense, shall promptly remove all personal property of Tenant, repair all damage to the Leased Premises caused by such removal and restore the Leased Premises to the condition which existed prior to the installation of the property so removed. Any personal property of Tenant not removed within ten (10) days following the Expiration Date or earlier termination of this Lease shall be deemed to have been abandoned by Tenant and to have become the property of Landlord, and may be retained or disposed of by Landlord, as Landlord shall desire. Tenant's obligation to observe or perform the covenants set forth in this Section 17.1 shall survive the Expiration Date or earlier termination of this Lease.

         Section 17.2. Holding Over. If Tenant shall hold possession of the Leased Premises after the Expiration Date or earlier termination of this Lease at Landlord's option (a) Tenant shall be deemed to be occupying the Leased Premises as a tenant from month-to-month, at double the Minimum Rent and other charges in effect during the last Lease Year immediately preceding such holdover and otherwise subject to all of the terms and conditions of this Lease, or (b) Landlord may exercise any other remedies it has under this Lease or at law or in equity including an action for wrongfully holding over.

         Notwithstanding the foregoing, if Tenant is negotiating in good faith with Landlord to renew or extend the Term of this Lease for the Leased Premises (or a relocation within the Shopping Center), then Tenant may occupy the Leased Premises on a month-to-month tenancy at one-twelfth (1/12th) of the annual Minimum Rent for the last year of the Term of the Lease.

                                  ARTICLE XVIII

                           COVENANT OF QUIET ENJOYMENT

     Landlord covenants that if and so long as Tenant pays the Rent and all other charges provided for herein, and performs all of its obligations provided for herein, Tenant shall at all times during the Term hereof peaceably have, hold and enjoy the Leased Premises, without any interruption or disturbance from Landlord, or anyone lawfully or equitably claiming through or under Landlord, subject to the terms hereof and any mortgage or deed of trust to which this Lease shall be subordinate.

                                   ARTICLE XIX

                                    UTILITIES

         Section 19.1. Utilities. Tenant agrees to connect to and use the utilities (including electricity, water, gas, cooling and/or heating system, telephone and any other utility) supplied to the Leased Premises in accordance with the criteria set forth in the Exhibits attached to this Lease, Landlord's schedule of mechanical and electrical design criteria, Landlord's rules and regulations, and the rules and regulations of the utility companies supplying the service. Tenant shall be solely responsible for and promptly pay all costs and charges, including installation thereof where applicable, for all water, gas, cooling, heat, electricity, sewer and other utilities provided or used in or at the Leased Premises, commencing with the Delivery of Possession Date and continuing throughout the Term of this Lease. If Landlord shall elect to supply any of the utilities used upon or furnished to the Leased Premises, Tenant agrees to pay Tenant's share of Landlord's hard and soft costs associated with the installation, operation, maintenance and repair of such utility systems, based on Tenant's estimated usage and its pro rata share of such hard and soft costs as reflected on a monthly invoice to be provided by Landlord; provided, however, in no event shall Tenant's total charges for utilities provided by Landlord exceed what Tenant would be charged by the local utility company if it were billed directly by such utility as a direct retail customer. Landlord shall not be liable to Tenant for any loss, damage or expense which Tenant may sustain if the utilities, or the quality or character of utilities used upon or furnished to the Leased Premises are no longer available or suitable for Tenant's requirements, or if the supply of any such utility ceases or is interrupted as a result of any cause and no such change, interruption or cessation of service shall constitute an eviction of Tenant. Any furnishing by Landlord of light, cooling an/or heat or power shall be conditioned upon the availability of adequate energy sources. Landlord shall have the right to reduce heat, lighting and air conditioning within the Shopping Center, including, without limitation, the Leased Premises and the common areas, as required by any mandatory or voluntary fuel or energy saving allocation, or any similar statute, regulation, order or program.

     Section 19.2. Electricity, Telephone and Gas. All telephone, electric and gas (with gas being available only to food service tenants) utility required by Tenant for the Leased Premises shall (if available) be obtained by Tenant in accordance with Exhibit D and shall be installed by the appropriate company or utility. All charges for such utility service (including the installation thereof) shall be paid by Tenant directly to the company or utility providing any such service, as and when they --------- become due and payable.

         Section 19.3. Trash and Garbage Removal. Tenant shall be solely responsible for trash and garbage removal from the Leased Premises including the placing of all trash and garbage in containers provided by Landlord or Landlord's contractor for such purpose. In the event Landlord elects to furnish such service to the tenants in the Shopping Center, Tenant agrees to use only the service provided by Landlord and to pay for such service (including both the cost of leasing containers and the cost of removal) monthly, as additional rent, in accordance with the uniform schedule of charges to be established by Landlord. In no event shall Tenant be obligated to pay Landlord more for such trash and garbage removal service than the prevailing competitive rates of reputable independent trash removal contractors for service similar to that provided by Landlord.


     Section 19.4. Water and Sewer. The cost of water and sanitary sewer for usage in the Shopping Center shall be included in Common Area Maintenance Expenses, except for food service tenants which may be billed directly by Landlord or by the supplier of water and sanitary service and any other tenants which are billed directly by Landlord or such supplier. Landlord reserves the right to install a water meter in the Leased Premises at any time or from time to time to measure Tenant's consumption of water therein and bill Tenant directly for the cost of such consumption. Tenant shall pay, as additional rent, the amount of each bill within fifteen (15) days after such bill is rendered.

     Section 19.5. Grease Interceptors. Landlord, in its commercially reasonable judgment, will arrange for regular periodic service and cleaning of all grease interceptors at Tenant's expense. Cost of service and cleaning of grease interceptors will be allocated among grease interceptors serving food court(s) and grease interceptors serving individual tenants in proportion to grease trap size. Tenants served by individual grease traps will pay their pro rata share of the cost for their grease trap. The share of grease trap service and cleaning cost apportioned to food court grease traps will be paid by food court tenants as part of the food court common facilities expenses.

                                   ARTICLE XX

                                  MISCELLANEOUS

     Section 20.1. Entire Agreement. This Lease together with the Exhibits, attached hereto and incorporated herein contains the entire agreement between the parties hereto and there are no promises, agreements, conditions, undertakings, or warranties, or representations, oral or written, express or implied, between them other than as herein set forth. No change or modification of this Lease or of any of the provisions hereof shall be valid or effective unless the same is in writing and signed by the parties hereto. No alleged or contended waiver of any of the provisions of this Lease shall be valid or effective unless in writing signed by the party against whom it is sought to be enforced.

     Section 20.2. Notices. No notice or other communication given under this Lease shall be effective unless the same is in writing and is delivered in person or mailed by registered or certified mail, return receipt requested, first class, postage prepaid, or delivered by Federal Express or a comparably reliable national air courier service (i.e. one which delivers service in at least 48 states) provided that any such courier service provides written evidence of delivery. Any such notice or communication shall be addressed:

     (a) If to Landlord, at 1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209, Attention: General Counsel, or to such other address as Landlord shall designate by giving notice thereof to Tenant, with a copy for informational purposes only to the Mall Manager of the Retail Development.

     (b) If to Tenant, at the address set forth for Tenant on page 1 of this Lease or at the Leased Premises, or such other address as Tenant shall designate by giving notice thereof to Landlord.

     The date of service of any notice or other communication given by mail shall be the date on which such notice is deposited in the U.S. mails. The date of service of any notice given by courier service (as described above) shall be one (1) day after deposit with such courier service.

     Section 20.3. Governing Law. It is the intent of the parties hereto that all questions with respect to the construction of this Lease and the rights and the liabilities of the parties hereto shall be determined in accordance with the laws of the jurisdiction in which the Leased Premises is located and that all disputes arising hereunder shall be heard and decided in the local jurisdiction where the Leased Premises is located.

     Section 20.4. Successors. All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors, and assigns of the said parties; and if there shall be more than one Tenant, or more than one person or entity acting collectively as Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. Any restriction on or requirement imposed upon Tenant hereunder shall be deemed to extend to Tenant's Guarantor, Tenant's sublessees, Tenant's assignees and Tenant's invitees, and it shall be Tenant's obligation to cause the foregoing persons to comply with such restrictions or requirements. No rights, however, shall inure to the benefit of any assignee or other transferee of Tenant, and no rights or benefits shall be conferred upon any such assignee or transferee by reason of this Section 20.4, unless such rights or benefits shall be expressly otherwise set forth in this Lease.

     Section 20.5. Liability of Landlord. Neither Landlord, Landlord's beneficiaries, any persons or entities comprising Landlord, nor any successor in interest to Landlord (or to such persons or entities) shall have any personal liability for any failure by Landlord to perform any term, covenant or condition of this Lease. If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and if as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Shopping Center and out of rents or other income from such property receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Shopping Center, subject, nevertheless, to the rights of Landlord's mortgagee, and neither Landlord nor any of the co-partners comprising the partnership which is Landlord herein shall be liable for any deficiency. The foregoing limitation of liability shall be noted in any judgment secured against Landlord and in the judgment index.

     Section 20.6. Brokers. Tenant warrants and represents that there was no broker or agent instrumental in consummating this Lease. Tenant agrees to indemnify and hold Landlord harmless against any claims for brokerage or other commissions arising by reason of a breach by Tenant of this representation and warranty.

     Section 20.7. Transfer by Landlord. Landlord hereunder shall have the right to freely assign this Lease without notice to or the consent of Tenant.

     Section 20.8. No Partnership. Notwithstanding the fact that a portion of the Rent reserved hereunder may be a percentage of Tenant's Gross Sales, and notwithstanding anything else to the contrary, Landlord shall not be deemed to be a partner of Tenant or a joint venturer with Tenant.

     Section 20.9. Waiver of Counterclaims. Tenant shall not impose any counterclaim or counterclaims in a summary proceeding or other action based on termination or holdover, it being the intent of the parties hereto that Tenant be strictly limited in such instance to bringing a separate action in the court of appropriate jurisdiction. The foregoing waiver is a material inducement to Landlord making, executing and delivering this Lease and Tenant's waiver of its right to counterclaim in any summary proceeding or other action based on termination or holdover is done so knowingly, intelligently and voluntarily.

     Section 20.10. Waiver of Jury Trial. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on, or in respect of, any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Leased Premises and/or any claim of injury or damage.

     Section 20.11. Severability. If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     Section 20.12. No Waiver. No failure by Landlord to insist upon the strict performance of any term, covenant, agreement, provision, condition or limitation of this Lease to be kept, observed or performed by Tenant, and no failure by Landlord to exercise any right or remedy available upon a breach of any such term, covenant, agreement, provision, condition or limitation of this Lease, shall constitute a waiver of any such breach or of any such term, covenant, agreement, provision, condition or limitation.

     Section 20.13. Consumer Price Index. As used herein, "Consumer Price Index" or "Index" shall mean the Consumer Price Index for All Urban Consumers (1982-84 = 100), U.S. City Average, All Items, published by the United States Department of Labor, Bureau of Labor Statistics (or such comparable index as may be utilized in substitution for or as the successor to the stated Index). If such Index is not published by the Bureau of Labor Statistics or by another similar governmental agency at any time during the Term of this Lease, then the most closely comparable statistics on the purchasing power of the consumer dollar as published by a responsible financial authority and selected by Landlord shall be utilized in lieu of such Index.

     Section 20.14. Interest. Any amount due from Tenant to Landlord herein which is not paid when due shall bear interest at a rate per annum equal to the Federal Reserve Bank discount rate as published in the Wall Street Journal on the 25th day of the month preceding the date upon which the obligation is incurred (or the next business day thereafter if the 25th is not a weekday) plus five percent (5%) unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. In no event shall any interest calculated hereunder be at a rate which is higher than the maximum rate which is allowed under the usury laws of the State, which maximum rate of interest shall be substituted for the rate in excess thereof, if any, computed pursuant to this Section 20.14.

     Section 20.15. Excavation. If an excavation shall be made upon land adjacent to the Leased Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Leased Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which the Leased Premises form a part from injury or damage and to support the same by proper foundation, without any claim for damages or indemnity from Landlord, or diminution or abatement of Rent.

     Section 20.16. Rules and Regulations. Tenant agrees to comply with and observe all reasonable rules and regulations established by Landlord for the Shopping Center from time to time. Tenant's failure to keep and observe such rules and regulations shall constitute a default pursuant to the terms of this Lease in the manner as if the same were contained herein as covenants, which shall carry with it the same consequences under Article XIV hereof as Tenant's failure to pay rent.

     Section 20.17. Financial Statements. Upon Landlord's written request from time to time, but not more than once per Lease Year, Tenant shall, within ten
(10) days after Landlord's request therefor, furnish Landlord financial statements outlining Tenant's then current financial condition and shall furnish financial statements outlining the current financial condition of any Guarantor of this Lease. Landlord shall maintain all financial information provided in a confidential manner; provided, however, that Landlord may disclose such financial statements to Landlord's mortgagees or prospective mortgagees or purchasers.

     Section 20.18. General Rules of Construction. (a) This Lease may be executed in several counterparts and the counterparts shall constitute one and the same instrument. (b) Landlord may act under this Lease by its attorney or agent. (c) Wherever a requirement is imposed on Tenant hereunder, Tenant shall be required to perform such requirement at its sole cost and expense unless it is specifically otherwise provided herein. (d) (i) Wherever appropriate herein, the singular includes the plural and the plural includes the singular; (ii) whenever the word "including" is used herein, it shall be deemed to mean "including, but not limited to"; and (iii) the words "re-enter" and "re-entry" as used herein shall not be restricted to their technical legal meaning. (e) Anything in this Lease to the contrary notwithstanding: (i) any provision hereof which permits or requires a party to take any particular action shall be deemed to permit or require, as the case may be, such party to cause such action to be taken; and (ii) any provision hereof which requires any party not to take any particular action shall be deemed to require such party to prevent such action to be taken by any person or by operation of law. (f) Whenever costs or expenses are required to be assessed to or paid by Tenant, such costs and expenses shall be reasonable.

     Section 20.19. Recording. Neither this Lease nor any memorandum hereof may be recorded without the express written consent of Landlord.

     Section 20.20. Effective Date. For all purposes hereof, the "Effective Date" of this Lease shall be the date upon which this Lease shall have been executed by both parties and physically delivered by Landlord to Tenant or its attorney. Prior to the Effective Date, neither this Lease nor anything hereunder contained shall be legally binding on either Landlord or Tenant, and the submission of this Lease by Landlord to Tenant prior to such Effective Date for examination or consideration by Tenant or discussion between Landlord and Tenant shall not constitute a reservation of or option for the Leased Premises or create any legal obligation or liability whatsoever on Landlord.

     Section 20.21. Headings. The captions, section numbers, article numbers and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope of intent of such sections or articles of this Lease nor in any way affect this Lease.

     Section 20.22. Managing Agent. Landlord has advised Tenant that it has appointed MillsServices Corp., a Delaware corporation as managing agent of the Retail Development (said managing agent and any successor or substitute managing agent is hereinafter referred to as "Managing Agent"). Tenant shall, until otherwise notified by Landlord, make all payments of Rent required to be made pursuant to this Lease to the Managing Agent payable to Landlord and direct all notices, inquires or other communications to the Managing Agent, 1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209.

     IN WITNESS WHEREOF, Landlord and Tenant have signed this Lease as of the day and year first above written.



WITNESS:                                                      LANDLORD:

ONTARIO MILLS LIMITED PARTNERSHIP, a Delaware limited partnership

By: Ontario Mills L.L.C., a Delaware limited liability company
Its: General Partner

By: The Mills Limited Partnership, a Delaware limited partnership
Its: Manager

By: The Mills Corporation, a Delaware corporation
Its: General Partner

By: _________________________
Judith Berson
Executive Vice President
TENANT:

By:____________________ TOYS INTERNATIONAL, a California corporation

By:____________________ By:__________________

Name:____________________
WITNESS/ATTEST:
Its:____________________

By:____________________ Tenant's corporate seal:




                           ACKNOWLEDGMENT OF LANDLORD


COMMONWEALTH OF VIRGINIA                    )
                                                     ) ss.
COUNTY OF ARLINGTON                         )

         On this ____ day of ____________________,  19____, before me personally appeared Judith Berson, to me known to be the person who executed the foregoing Lease and acknowledged before me that she was duly authorized and did execute same on behalf of ONTARIO MILLS LIMITED PARTNERSHIP, a Delaware limited partnership.

-----------------------------------
Notary Public
My Commission expires:_____________

                       ACKNOWLEDGMENT OF CORPORATE TENANT

STATE OF                                    )
                                            ) ss.
CITY/COUNTY OF                              )


         On  ____________________,  19____, before me  _____________________,  a
Notary Public in and for said state aforesaid, personally appeared _______________________________, as ______________________ of TOYS
INTERNATIONAL, a California corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


-----------------------------------
Notary Public, ____________ County,
My Commission expires:_____________

[Notarial Seal]

ADDENDUM ATTACHED TO AND MADE A PART OF LEASE DATED ___________, 199__, BY AND BETWEEN ONTARIO MILLS LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP, AS "LANDLORD," AND TOYS INTERNATIONAL, A CALIFORNIA CORPORATION, AS "TENANT."



     The Lease is hereby modified and supplemented as set forth herein. Any conflict between a term, condition or provision contained in this Addendum with any term, condition or provision contained in the printed Lease shall be resolved in favor of this Addendum.

Add to the end of Section 9.1:

"The provisions of this Lease constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Leased Premises or any other portion of the Shopping Center, and Landlord and Tenant agree that Sections 1932 and 1933(4) of the California Civil Code shall have no application to this Lease or any damage or destruction to all or any part of the Leased Premises or any other portion of the Shopping Center."

Add to the end of Section 10.1:

"The provisions of this Lease constitute an express agreement between Landlord and Tenant with respect to any condemnation or taking of all or any portion of the Leased Premises or any other portion of the Shopping Center, and Landlord and Tenant agree that Section 1265.130 of the California Code of Civil Procedure shall have no application to this Lease or any taking or condemnation of all or any portion of the Leased Premises or any other portion of the Shopping Center."

     Section 12.1: At the end of Section 12.1, insert:

"In accordance with the provisions of this Section 12.1, Tenant agrees to execute the Agreement of Subordination, Non-Disturbance and Attornment attached hereto as Exhibit H at the time this Lease is executed by Tenant."

     Section 12.4: At the end of the first paragraph of Section 12.4, insert:

"In addition, Tenant agrees to execute the Tenant Estoppel Certificate attached hereto as Exhibit H-1 at the time this Lease is executed by Tenant."


In place of the deleted language in Section 14.2, insert the following:

"In the event of any such default or breach by Tenant, Landlord may at any time thereafter, with or without further notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

(a) Terminate Tenant's right to possession of the Leased Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Leased Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including, but not limited to, the cost of recovering possession of the Leased Premises; expenses of reletting, including necessary renovation and alteration of the Leased Premises; reasonable attorneys' fees; any real estate commission actually paid; and the worth at the time of award determined by the court having jurisdiction thereof of (i) the unpaid rent (as defined below) which had been earned at the time of termination;
(ii) the amount by which the unpaid rent, which would have been earned after termination until the time of award, exceeds the amount of such rental loss for the same period which the Tenant proves could have been reasonably avoided; and
(iii) the amount by which the unpaid rent, for the balance of the Term after the time of such award, exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided. The worth at the time of award of the sums referred to in clauses (i) and (ii) above, shall be computed by allowing interest from the due date at the rate provided in Section 20.14. The worth at the time of award of the amount referred to in clause (iii) above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Landlord's rights hereunder shall be deemed subject to the rights granted to Tenant pursuant to Section 1951 et seq. and each applicable subsection thereof of the California Civil Code.

     (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Leased Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder, pursuant to Section 1951.4 of the California Civil Code or any similar, successor or related provision of law.

     (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of California. Any notice delivered by Landlord to Tenant under this Lease shall be in lieu of, and in addition to, any notice required under Section 1161 of the California Code of Civil Procedure or any similar successor law with respect to the subject default.

     (d) The term "rent" as used in this Section 14.2 shall mean Minimum Rent and all other additional rent payable pursuant to any other section of this Lease, including Section 2.3 of this Lease. All such sums other than Minimum Rent, shall be computed on the basis of the average monthly amount thereof accruing during the immediately preceding twelve (12) month period prior to default, except that if it becomes necessary to compute such rent before such twelve (12) month period has occurred, then the basis of the average monthly amount accruing during such shorter period shall be used."

ARTICLE XV:                         At the end of Article XV, insert:

"Tenant hereby waives and releases any right it may have under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, ordinance or common law now or hereafter in effect."

Add as a new Section 20.23:

"Section 20.23. Non-Discrimination. Landlord herein covenants by and for itself, its successors and assigns, and all persons claiming under or through them, and this Lease is made and accepted upon and subject to the following conditions:
That there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, religion, creed, national origin, ancestry, physical handicap, medical condition, age, marital status, or sex in the leasing, subleasing, renting, transferring, use, occupancy, tenure or enjoyment of the land herein leased, nor shall Landlord for itself, or for any person claiming under or through it, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, or occupancy of tenants, leases, subleases, subtenants, or vendors in the land herein leased."


IN WITNESS WHEREOF, Landlord and Tenant have signed and sealed this Addendum as of the day and year first above written.

WITNESS:                                                      LANDLORD:

ONTARIO MILLS LIMITED PARTNERSHIP, a Delaware limited partnership

By: Ontario Mills L.L.C., a Delaware limited liability company
Its: General Partner

By: The Mills Limited Partnership, a Delaware limited partnership
Its: Manager

By: The Mills Corporation, a Delaware corporation
Its: General Partner

By: _________________________
Judith Berson
Executive Vice President

TENANT:
By:____________________ TOYS INTERNATIONAL, a California corporation

By:____________________ By:____________________________

Name:_________________________
WITNESS/ATTEST:
Its:____________________________

Tenant's corporate seal:
By:____________________

                           ACKNOWLEDGMENT OF LANDLORD

COMMONWEALTH OF VIRGINIA)
                                            )  ss.
COUNTY OF ARLINGTON                         )

         On this ____ day of ____________________,  19____, before me personally appeared Judith Berson to me known to be the person who executed the foregoing Addendum and acknowledged before me that she was duly authorized and did execute same on behalf of ONTARIO MILLS LIMITED PARTNERSHIP, a Delaware limited partnership.

-----------------------------------
Notary Public, Commonwealth of Virginia
My Commission expires:_____________


                       ACKNOWLEDGMENT OF CORPORATE TENANT

STATE OF                                    )
                                            ) ss.
CITY/COUNTY OF                                                )


         On  ____________________,  19____, before me  _____________________,  a
Notary Public in and for said state aforesaid, personally appeared _______________________________, as _______________________ of TOYS
INTERNATIONAL, a California corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

-----------------------------------
Notary Public, ____________ County,
My Commission expires:_____________

[Notarial Seal]

                                    EXHIBIT F




         COMMENCEMENT AND EXPIRATION DATE DECLARATION


LANDLORD:


TENANT:


LEASE DATE:


STORE NUMBER:



     Landlord and Tenant acknowledge and agree that the Commencement Date of the
above   referenced  Lease  is  and  the  Expiration  Date  of  the  Lease  is  .
----------------------------------------------------
--------------------------------------------------------


LANDLORD:                                            TENANT:





By: By:
Its: Its:

Date: Date:

         EXHIBIT H


         AGREEMENT OF SUBORDINATION,
         NON-DISTURBANCE AND ATTORNMENT


THIS  AGREEMENT  is made this  ________day  of  _______________________________,
199_, by and among ONTARIO MILLS LIMITED PARTNERSHIP, a Delaware limited partnership having an office c/o The Mills Corporation, 1300 Wilson Boulevard, Suite 400, Arlington, VA 22209 (ALessor@), TOYS INTERNATIONAL, a California corporation, having an office at 550 Rancheros Drive, San Marcos, California 92069 ("Lessee") and BAYERISCHE HYPOTHEKEN-UND WECHSEL-BANK AKTIENGESELLSCHAFT, having offices at 32 Old Slip, Financial Square, New York, NY 10005 (ALender@), for itself and as agent ("Agent") for, and as co-lender with such other lenders as may be involved with the hereinafter described Deed of Trust, their successors and assigns or affiliate.

         W I T N E S S E T H :

         WHEREAS, Lender is providing financing for ONTARIO MILLS shopping center in Ontario, California (the AProperty@):

         WHEREAS, under a certain lease (the ALease@) Lessor did lease, let, and demise a portion of the Property (such portion of the Property is hereinafter called the APremises@) to Lessee:

         WHEREAS, Lender had or will become the owner of an indebtedness secured by, among other things, a deed of trust, made by Lessor, as trustor, for the benefit of Lender, as beneficiary (the ADeed of Trust@), and an assignment of Lessor=s interest in the Lease for the benefit of Lender (AAssignment of Leases@):

         NOW, THEREFORE, in consideration of the covenants, terms, conditions and agreements herein contained, and in consideration of other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

     1. The Lease and all rights and liens created thereby shall be subject and subordinate in all respects to the Deed of Trust and the lien created thereby, to any advancements made thereunder, and to any increases, extensions, modifications or renewals thereof.

     2. So long as Lessee is not in default under the Lease beyond any applicable grace or cure period, Lender hereby covenants to Lessee that in the event it obtains title to the Premises, either by foreclosure or by deed in lieu of foreclosure, and thereafter obtains the right of possession of the Premises, that the Lease will continue in full force and effect, and Lender shall recognize the Lease and Lessee=s rights thereunder.

     3. Lessee agrees that from and after the date hereof in the event of any act or omission by Lessor under the Lease which would give Lessee the right, either immediately or after the lapse of a period of time, to terminate the Lease, or to claim a partial or total eviction, Lessee will not exercise any such right (a) until it has given written notice of such act or omission to Lender by certified mail, return receipt requested, and (b) until and unless Lender fails to remedy such act or omission within thirty (30) days for any act or omission which can be cured by the payment of money, or in the case of any other act or omission, as long as necessary to remedy such act or omission, provided (i) Lender commences such remedy with thirty days, and (ii) Lender pursues completion of such remedy with due diligence following such giving of notice and following the time when Lender shall have become entitled under the Deed of Trust to remedy the same. It is specifically agreed that Lessee shall not, as to Lender, be entitled to require cure of any such default which is personal to Lessor, and therefore not susceptible of cure by Lender, and that no such uncured default shall entitle Lessee to exercise any rights under the Lease with respect to Lender.

     4. That in the event the interests of Lessor under the Lease shall be transferred to Lender or any nominee, designee, assignee of Lender or any purchaser at foreclosure sale (Lender or such other party referred to as a ALender Party@) by reason of foreclosure, deed in lieu of foreclosure, or similar transaction. Lessee hereby covenants and agrees to make, for the benefit and reliance of Lender, full and complete attornment to the Lender Party as substitute lessor upon the same terms, covenants and conditions as provided in the Lease, except to the extent otherwise set forth herein.

     5. The provisions of this Agreement be real covenants running with the Property, and shall be binding upon and inure to the benefit of the respective parties hereto and their respective heirs, executors, administrators, beneficiaries, successors and assigns, including without limitation any Lender Party.

     6. Notwithstanding anything contained herein to the contrary, or anything to the contrary in the Lease, Lender and any Lender Party shall not be:

     (a) Liable for any act or omission of Lessor, including without limitation, any delay in opening the Project or the Premises for occupancy and any failure to complete the construction of the Premises or the Project or any improvements therein;

     (b) Subject to any offsets, claims of defenses which Lessee might have as Lessor;

     (c) Required or obligated to credit Lessee with any rent for any period beyond the then current rental period which Lessee might have paid Lessor;

     (d) Bound by any amendments or modifications or voluntary termination of the Lease made without Lender=s prior written consent, other than exercise of rights, options or elections contained in the Lease; or

     (e) Bound to or liable for refund of any security deposit except to the extent actually received by Lender or a Lender Party.

     7. Lessee shall not, without the express written consent of Agent:

     (a) Cancel, terminate or surrender the Lease, except as provided therein or in any modification or amendment specified herein or hereafter consented to by Lender;

     (b) After the date hereof, enter into any agreement with Lessor or its successors or assigns, which grants any concession with respect to the Lease or which materially compromises, discounts or otherwise reduced the rent called for thereunder; or

     (c) After the date hereof, prepay rent more than one (1) month in advance.

     8. Lessor and Lessee hereby jointly and severally agree for the benefit and reliance of Lender, that neither this Agreement, nor any assignment of the Lease for collateral purposes, nor anything to the contrary in the aforesaid Lease or in any modifications or amendments thereto shall, prior to Lender=s acquisition of Lessor=s interest in and possession of the Property (and thereafter, only to the extent of the Property and not personally), operate to give rise or create any responsibility or liability upon Lender for the control, care, management or repair of the Property by any party whatsoever so for any dangerous or defective condition of the Property; or impose responsibility for the carrying out by Lender of any of the covenants, terms and conditions of the Lease or any modification or amendment whether or not hereafter consented to by Lender, or for any negligence in the management, upkeep, repair or control of said Property resulting in loss, injury or death to any lessee, licensee, invitee, guest, employee, agent or stranger. Notwithstanding anything to the contrary in the Lease, Lender, its successors and assigns (and any Lender Party, as appropriate), shall be responsible for performance of only those covenants and obligations of the Lease accruing after Lender=s its successors= and assigns= (or Lender Party=s, as appropriate), acquisition of Lessor=s interests in and possession of the Property.

     9. Lessee covenants and agrees to make rental payments according to the terms of such Assignment of Leases upon written demand by Lender in the event of any default (as described therein). Lessor consents to payments being so made.

     10.  Lessee  agrees  that  this   Agreement   satisfies  any  condition  or
requirement in the Lease relating to the granting of a non-disturbance agreement.

     11. Any notices hereunder shall be effective upon mailing by certified mail, return receipt requested, or delivery by Federal Express addressed to the recipient at its address set forth in the preambles hereof or as to each party, to such other address as the party may designate by a notice given in accordance with the requirements contained herein.

     12. This Agreement contains the entire agreement between the parties hereto. This instrument may be executed in multiple counterparts, all of which shall be deemed originals and with the same effect as if all parties hereto had signed the same document. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this document to physically form one document.

     EXECUTED as of the date first above written.


LESSOR:                                              ONTARIO MILLS LIMITED PARTNERSHIP, a
                                                     Delaware limited partnership

                                                     By:      ONTARIO MILLS, L.L.C., a
                                                              Delaware limited liability
                                                              company, its general partner

                                                     By:      THE MILLS LIMITED PARTNERSHIP, a Delaware limited partnership, its manager

                                                     By:      THE MILLS CORPORATION, a Delaware corporation, its general partner


                                                     By: ____________________
                                                         Judith Berson
                                                     Its:     Executive Vice President


LENDER:                                              BAYERISCHE  HYPOTHEKEN-UND WECHSEL-BANK AKTIENGESELLSCHAFT NEW YORK BRANCH,
                                                       for itself and as Agent

By:      _______________________________
                                                              Authorized Signatory



LESSEE:                                              TOYS INTERNATIONAL, a California corporation
By:                                                  _________________________

Its:     _________________________

                           ACKNOWLEDGMENT OF LANDLORD

COMMONWEALTH OF VIRGINIA                    )
                                            ) ss.
COUNTY OF ARLINGTON                         )

         On this ____ day of ____________________,  19____, before me personally appeared Judith Berson, to me known to be the person who executed the foregoing Agreement of Subordination, Non-Disturbance and Attornment and acknowledged before me that she was duly authorized and did execute same on behalf of ONTARIO MILLS LIMITED PARTNERSHIP, a Delaware limited partnership.


-----------------------------------
Notary Public
My Commission expires:_____________


         ACKNOWLEDGMENT OF CORPORATE TENANT

STATE OF                                    )
                                            ) ss.
CITY/COUNTY OF                                       )

         On  ____________________,  19____, before me  _____________________,  a
Notary Public in and for said state aforesaid, personally appeared _______________________________, as _______________________ of TOYS
INTERNATIONAL, a California corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

-----------------------------------
Notary Public, ____________ County,
My Commission expires:_____________
[Notarial Seal]

                            ACKNOWLEDGMENT OF LENDER


STATE OF NEW YORK                                    )
                                            ) ss.
COUNTY OF NEW YORK                          )

         On this ____ day of ____________________, 19____, before me, _________, notary public, personally appeared _____________ and ______________, proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities and that by their signatures on the instrument the entity upon behalf of which the persons acted, executed the instrument.

WITNESS my hand and
official seal.

-----------------------------------
Notary Public
My Commission expires:_____________

         EXHIBIT H-1

         TENANT ESTOPPEL CERTIFICATE

     TO:  Bayerische   Hypotheken-und   Wechsel-Bank   Aktiengesellschaft,   its
successors and assigns or an affiliate (referred to herein as ALender@), for itself and as agent for one or more co-lenders: ------

     The undersigned is the Lessee under that certain Lease together with all amendments, modifications and supplements thereto, as more fully described on Schedule A attached hereto, and made a part hereof (collectively, the ALease@) by and between ONTARIO MILLS LIMITED PARTNERSHIP, a Delaware limited partnership, as Lessor and TOYS INTERNATIONAL, a California corporation having an office at 550 Rancheros Drive, San Marcos, California 92069, as Lessee, covering those certain premises described therein and located at Ontario Mills Shopping Center, Ontario, California (APremises@).

     Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

     Except for any amendments, modifications and supplements described in Schedule A the Lease has not been modified, changed, altered or amended in any respect and is the only Lease or agreement between the Lessee and Lessor or its agents affecting the Premises.

     Lessee has made no agreements with Lessor or its agents or employees concerning free rent, partial rent, rebate of rental payments or any other type of rental concession (except as set forth in the Lease).

     No rent has been prepaid for more than one (1) month.

     The Lease is in full force and effect and Lessee has no right to terminate the Lease (other than by reason of default by Lessor). As of the date hereof, Lessee is entitled to no credit, no free rent and no offset or deduction in rent, except as set forth in the Lease.

     The Lessee and Lessor are not in default under the Lease and, to the best of Lessee=s knowledge, there is no event which with notice or passage of time would constitute a default by Lessee or Lessor under the Lease.

     Lessee is in occupancy and accepts their space demised under their Lease and is paying rent. All construction and other obligations by Lessor have been satisfied. Lessor has and is under no obligation to Lessee with respect to payment of the cost of tenant improvement work to the Premises, except as specifically set forth in the Lease.

     The Lease does not contain and the Lessee does not have any outstanding options or rights of first refusal to purchase the Premises or any part thereof or the real property of which the Premises are a part.

     No actions, whether voluntary of otherwise, are pending against the Lessee under the bankruptcy laws of the United States or any state thereof.

     Any notices sent to Lender or its affiliates shall be sent certified mail, return receipt requested and addressed to Bayerische Hypotheken-und Wechsel-Bank Aktiengesellschaft at its offices at 32 Old Slip, Financial Square, New York, NY 10005.

     This certification is made knowing that Lender relies upon the truth of this certification in making certain fundings.

Dated as of this _______day of ______________________, 199___.


TOYS INTERNATIONAL, a California corporation


By:_____________________________________________

Its:_____________________________________________


                                    GUARANTY


ANNEXED TO AND FORMING A PART OF LEASE DATED ________, 199__ BY AND BETWEEN ONTARIO MILLS LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP, AS LANDLORD AND PLAY CO. TOYS ENTERTAINMENT CORPORATION, A DELAWARE CORPORATION, AS TENANT.

         The undersigned, PLAY CO. TOYS ENTERTAINMENT CORPORATION, a Delaware corporation having an address at 550 Rancheros Drive, San Marcos, California 92069, in consideration of the leasing of the Leased Premises described in the annexed Lease ("Lease") to the above named Tenant ("Tenant"), does hereby covenant and agree as follows:

     A. The undersigned does hereby guarantee the full, faithful and timely payment and performance by Tenant of all the payments, covenants and other obligations of Tenant under or pursuant to the Lease. If Tenant shall default at any time in the payment of any rent or any other sums, costs or charges whatsoever, or in the performance of any of the other covenants and obligations of Tenant, under or pursuant to the Lease, then the undersigned, at its expense, shall on demand of the Landlord fully and promptly, and will and truly, pay all rent, sums, costs and charges to be paid by Tenant, and perform all the other covenants and obligations to be performed by Tenant, under or pursuant to the Lease, and in addition shall on Landlord's demand pay to Landlord any and all sums due to Landlord, including (without limitation) all interest on past due obligations of Tenant, cost advanced by Landlord, and damages and all expenses (including attorneys' fees and litigation cost), that may arise in consequence of Tenant's default. The undersigned hereby waives all requirements of notice of the acceptance of the Guaranty and all requirements of notice of breach of non-performance by Tenant.

     B. The obligations of the undersigned hereunder are independent of, and may exceed, the obligations of Tenant. A separate action or actions may, at Landlord's option, be brought and prosecuted against the undersigned, whether or not any action, is first or subsequently brought against Tenant, or whether or not Tenant is joined in any such action, and the undersigned may be joined in any action or proceeding commenced by Landlord against Tenant arising out of, in connection with or based upon the Lease. The undersigned waives any right to require Landlord to proceed against Tenant or pursue any other remedy in Landlord's power whatsoever, any right to complain of delay in the enforcement of Landlord's rights under the Lease, and any demand by Landlord and/or prior action by Landlord of any nature whatsoever against Tenant, or otherwise.

     C. The Guaranty shall remain and continue in full force and effect and shall not discharge in whole or in part notwithstanding (whether prior or subsequent to the execution hereof) any alteration, renewal, extension, modification, amendment or assignment of, or subletting, concession, franchising, licensing or permitting under, the Lease. The undersigned hereby waives notices of any of the foregoing, and agrees that the liability of the undersigned here under shall be based upon the obligations of Tenant set forth in the Lease as the same may be altered, renewed, extended, modified, amended or assigned. For the purpose of the Guaranty and the obligations and liabilities of the undersigned hereunder, "Tenant" shall be deemed to include any and all concessionaires, licensees, franchisees, department operators, assignees, subtenants, permittees or others directly or indirectly operating or conducting a business in or from the Leased Premises, as fully as if any of the same were the named Tenant under the Lease.

     D. The undersigned's obligations hereunder shall remain fully binding although Landlord may have waived one or more defaults by Tenant, extended the time of performance by Tenant, released, returned or misapplied other collateral at any time given the security for Tenant's obligations (including other guaranties) and/or released Tenant from the performance of its obligations under the Lease.

     E. This Guaranty shall remain in full force and effect notwithstanding the institution by or against Tenant, of bankruptcy, reorganization, readjustment, receivership or insolvency proceedings of any nature, or the disaffirmance of the Lease in any such proceedings or otherwise.

     F. If this Guaranty is signed by more than one party, their obligations shall be joint and several, and the release of one of such guarantors shall not release any other of such guarantors.

     G. The Guaranty shall be applicable to and binding upon the heirs, executors, administrators, representatives, successors and assigns of Landlord, Tenant and the Guarantor(s). Landlord may, without notice, assign this Guaranty in whole or in part.

     H. In the event that Landlord should institute any suit against the Guarantor(s) for violation of or to enforce any of the covenants or conditions of this Guaranty or to enforce any right of Landlord hereunder, or should the undersigned institute any suit against Landlord arising out of or in connection with this Guaranty, or should either party institute a suit against the other for a declaration of rights hereunder, or should either party intervene in any suit in which the other is a party, to enforce or protect its interest or rights hereunder, the prevailing party in any such suit shall be entitled to the fees of its attorney(s) in the reasonable amount thereof, to be determined by the court and taxed as a part of the cost therein.

     I. The execution of this Guaranty after execution of the Lease shall not invalidate this Guaranty or lessen the obligations of Guarantor(s) hereunder.

     IN WITNESS WHEREOF, the undersigned has executed this Guaranty this day of , 199__.


WITNESS/ATTEST:                                               GUARANTOR:

                                                     PLAY CO. TOYS ENTERTAINMENT
                                             CORPORATION, a Delaware corporation



By:
Its:__________________________



         ACKNOWLEDGMENT OF CORPORATE TENANT


STATE OF ___________________)
                                               )ss.
COUNTY OF __________________)


         On this ______ day of ________________, 199__, before me personally appeared _____________________________, to me personally known, who, being by me duly sworn, did for himself/herself say that he/she is the _________________________ of ____________________, a __________, the corporation named in and which executed the within instrument, and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its board of directors and acknowledged before me said instrument to be the free act and deed of said corporation.


-----------------------------------
Notary Public My Commission expires:_____________

                                       24